Pre-Qualification Amendment Number 1: Form 1-A/A for the Offering Circular dated and first filed on March 20, 2026, for VestFundr, LLC. There are no material changes to the Form 1-A, Parts II and III (Offering Circular) below, besides the filing date of April 27, 2026. The sole purpose of this Offering Circular amendment is to update the Consent of Independent Auditor provided within Part III, Exhibit 11, specifically amending the date of consent to be within thirty (30) days of the anticipated date of qualification.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A/A Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

VestFundr, LLC

A Delaware Series Limited Liability Company

April 27, 2026

SECURITIES OFFERED	:	Equity in the form of LLC membership interests in a Company Series denominated as Class A Units.
MAXIMUM OFFERING AMOUNT	:	$ 75,000,000.00
MINIMUM OFFERING AMOUNT	:	None or Specific to Individual Company Series (if any)
MINIMUM INVESTMENT AMOUNT	:	$ 1,500.00 per Investor for fifteen (15) Class A Units
CONTACT INFORMATION	:	100 2nd Avenue South – Suite 205 St. Petersburg, Florida 33701 Ronald Walsh (208) 867-8682 Robert Croak (419) 340-7472 VestFundr.com

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

VestFundr, LLC, is a Delaware series limited liability company (“LLC”) formed on August 13, 2025 (the “Company” or “Issuer”) for the purpose of acquiring, developing, improving, operating and potentially disposing of real property assets including, but not limited to, development and redevelopment of residential and mixed-use property, retail, commercial and light-industrial properties, and storage facilities that are identified by the Company’s Manager VestFundr Management, LLC, a Wyoming Limited Liability Company.

The Company is offering by means of this offering circular (the “Offering Circular”), equity in the form of Class A LLC Membership Interests in a specific Series of the Company denominated as Class A Units (the “Units,” or in the singular, a “Unit”) on a best-efforts basis to those who meet the investor suitability standards (the “Investor(s)”) as set forth herein. See “Investor Suitability Standards” below.

The minimum investment amount per Investor is one thousand five hundred U.S. dollars ($1,500.00), in exchange for fifteen (15) Class A LLC Membership Interests at the Offering price of one hundred U.S. dollars ($100.00) per Class A Unit. Individual Class A Unit Offering prices are intended to be the same across any Company Series. The Company reserves the right, in the Manager’s sole discretion, to increase or decrease the minimum investment amount for any individual Company Series. The Company does not intend to list the Class A Units for trading on any exchange or other trading market, no market for the Company Units may exist in the future and any transfer of the Class A Units requires the prior written authorization of the Manager based upon the discretion of the Manager. See “Securities Being Offered” below.

The Company is managed by VestFundr Management, LLC, a Wyoming limited liability company, and any Company Series LLC thereunder shall also be managed by VestFundr Management, LLC (the “Manager”). The Company intends to use the proceeds of this Offering (the “Proceeds”) to fund Company Series investments in real property development, construction, or improvement opportunities sourced by the Manager and affiliates of the Company and Manager.

Sales of Class A Units in any Company Series pursuant to this Regulation A Tier 2 Offering (the “Offering”) will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate the offering (the “Offering Termination Date”), (b) the date upon which all Units up to the Maximum Offering Amount for any Company Series have been sold, or (c) exactly twelve (12) months after the Effective Date (the “Offering Period”). The Company can offer up to seventy-five million U.S. dollars ($75,000,000) within a rolling twelve (12) month period pursuant to Regulation A. The Company intends to offer additional series within such limit and will file post qualification amendments for the subsequent offerings of such series.

The Company will be responsible for all activities associated with the administration and execution of this Offering and the offering and subscription of Class A Units in any Company Series will occur via the Company Series specific subdomain of the website VestFundr.com (the “Platform”) on a continuous and ongoing basis. Texture Capital, Inc. (“Texture”), a Financial Industry Regulatory Authority (“FINRA”) broker-dealer, will act as the Broker-of-Record and administrative broker-dealer for this Offering. Proceeds received during this Offering will be held in escrow until the subscription process is completed for the Investor and the Minimum Offering Amount specified for any specific Company Series has been met, if any. As of the date of this Offering Circular, the Company has engaged Kore Transfer USA (“Kore”) as the transfer agent for this Offering and the escrow account is administered by Enterprise Bank & Trust (“Enterprise”). The Company will undertake an initial closing for Investors once the offering proceeds for a particular Company series reaches the Minimum Offering Amount for that particular Company series, if any. In the event there is no Minimum Offering Amount for a particular Company series, the initial closing will occur as soon as practicable after completion of the subscription process for the inaugural Investors. After each initial closing related to a particular Company series, funds tendered by Investors will be made available to the relevant Company series. In the event proceeds from this Offering do not exceed the Minimum Offering Amount for a Company Series at either the Offering Termination Date or the end of the Offering Period, the Company intends to timely return all funds received from prospective investors that are held in escrow to the individual subscribers within ten (10) business days of either the (i) Offering Termination Date or (ii) end of Offering Period, respectively. See “Plan of Distribution” below.

Persons who purchase Class A Units in any Company Series will be members of the Company subject to the terms of the Operating Agreement of the Company and the relevant Series Designation (“Members” or in the singular a “Member”). The Company intends to use the proceeds of this Offering to commence operations and execution of the Company’s business plan as identified in the offering circular. The acceptance of Investor funds may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. There are no selling securityholders in this Offering.

Prior to this Offering, there has been no public market for any class of the Membership Interests or Units of the Company or any Company Series, and none is expected to develop. The Offering price for the Class A Units of any Company Series is arbitrary, determined by the Manager and may not bear any relationship to the value of the underlying asset(s), if any, of the Company Series. The Company does not currently have plans to list any Units, either in the Company or any Company Series, on any securities market. The Manager and Affiliates will receive compensation and income from the Company and any Company Series, and these transactions may involve certain conflicts of interest. See “Risk Factors,” “Compensation of Manager and Affiliates” and “Conflicts of Interest” below. Investing in the Units of any Company Series is speculative and involves substantial risks, including risk of complete loss. Prospective purchasers and Investors should purchase securities in the Company only if they can afford a complete loss of their investment. See “Risk Factors” below. There are material income tax risks associated with investing in the Company that prospective investors should consider. See “Federal Tax Treatment” below.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Class A Units in any Company Series immediately upon qualification of the Offering and any potential future amendments thereto by the SEC.

OFFERING PROCEEDS TABLE

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company***	Proceeds to other Persons****
Amount to be Raised per Unit	$100.00	1%	$99.00	$0.00
Minimum Investment Amount Per Investor	$1,500.00	1%	$1,485.00	$0.00
Maximum Offering Amount	$75,000,000.00	1%	$74,250,000.00	$0.00

*The Offering price to Investors was arbitrarily determined by the Manager.

** The Company is not using an underwriter for the sale of the Class A Units. The commissions listed are those for Texture Capital, Inc. (“Texture”), a FINRA broker-dealer, acting as the Broker of Record and administrative broker-dealer for this Offering on a best-efforts basis. Texture will receive a one percent (1%) commission on the aggregate sales of Class A Units and a five percent (5%) Direct Sales commission for capital raised by the direct efforts of Texture up to $15,000,000 of Class A Units. Direct Sales compensation to Texture is not to exceed $750,000 and the total potential sales compensation to Texture is not to exceed $1,500,000. Texture will further receive a one-time consulting fee (“Consulting Fee”) of $10,000 to cover expenses anticipated to be incurred by Texture such as due diligence expenses, working with the Company’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. In the event of additional Series LLC entities proposed in connection with this Offering, Texture shall receive an additional Consulting Fee in the amount of $750 for each new Series LLC entity up to a maximum of one hundred (100) entities. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A).

*** Class A Units will be offered and sold directly by the Company, the Manager and the Manager’s respective members, Officers and employees. No commissions for selling Class A Units will be paid to the Company, the Manager or the Manager’s respective members, Officers or employees.

**** There are no selling securityholders in this Offering. The Company shall pay the Manager an amount equaling one hundred twenty thousand dollars ($120,000), designated as the Organizational Expenses, to reimburse the Manager for the costs and resources expended in forming and organizing the Company, any initial Company Series and offering-related tasks. Reimbursement shall occur upon the successful raising of aggregate gross Offering proceeds in excess of one million dollars ($1,000,000) across any Company Series. See “Compensation of Manager and Affiliates” below.

i

ii

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with all the exhibits attached including, but not limited to, the Operating Agreement and form of a Series Designation, a copy of which are attached hereto within Exhibit 3 and the form of the Company’s Subscription Agreement attached hereto as Exhibit 4 should be carefully read in their entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement or a Series Designation, the Operating Agreement and relevant Series Designation shall prevail and control, and no Investor should rely on any reference herein to the Operating Agreement or Series Designation without consulting the actual underlying document.

The Company was organized as a series limited liability company under the laws of Delaware on August 13, 2025. The Company has not produced any revenue and has not commenced revenue generating operations as of the date of this Offering Circular. The Company intends to participate in the funding of select residential real estate development projects sourced by the Manager and affiliates throughout the United States. See “Description of the Business” below.

COMPANY INFORMATION AND BUSINESS	VestFundr, LLC is a Delaware series limited liability company with a principal place of business located at 8 The Green, Suite A, Dover Delaware. Through this Offering, the Company will offer equity in the form of Class A Membership Interests in either a single or multiple Company Series on a “best-efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein. See “Investor Suitability Standards.” As further described in the Offering Circular, the Company has been organized to form and fund multiple Company Series which will invest in select real property development projects, potentially from various property classes, sourced by and through the Manager, VestFundr Management, LLC, and affiliates of the Company and Manager.
MANAGEMENT THROUGH AND EXCLUSIVE TO MANAGER	The Company is a Delaware series limited liability company managed by a Manager. The Manager, VestFundr Management LLC, is a Wyoming limited liability company. All investment and operating decisions and the management of the day-to-day activities of the Company and any Company Series are vested solely in the Manager.
THE OFFERING	This Offering is the first capital raise by the Company in its history. The Company is exclusively selling equity in the form of Class A LLC membership interests in each Company Series thereunder, denominated as Class A Units of the relevant Company Series. The Company will use the Proceeds of this Offering to begin operations and execution of the Company business plan and those plans for each Company Series.
SECURITIES BEING OFFERED

The Class A Units for each Company Series are being offered at a purchase price, per Class A Unit, that is specific to the relevant Company Series. The Offering price for each Class A Unit is intended to be the same across any Company Series and correspond to one hundred U.S. dollars ($100.00) per Class A Unit. The Minimum Investment to become a Class A Member in any Company Series is anticipated to be one thousand five hundred U.S. dollars ($1,500.00) for fifteen (15) Class A Units based upon the intended Company Series Offering price of one hundred U.S. dollars ($100.00) per Class A Unit. Upon purchase of Class A Units in a Company Series, a Class A Member is granted certain rights detailed in the “Securities Being Offered” section below.

The Class A Units are non-transferrable without the prior written consent of Manager except in limited circumstances specified within the Operating Agreement and the relevant Series Designation. No public market currently exists nor is any public market expected to form with respect to the Units of the Company or any Company Series.

COMPENSATION TO MEMBERS AND MANAGER

Neither the Company, Manager nor the members, Officers or employees of the Manager will be compensated through commissions for the sale of any Class A Units through this Offering.

Class A Members possessing Class A Units in any Series will receive a (i) Preferred Return consisting of a fixed percentage per annum return, accruable and non-compounding, on any Unrecovered Capital Contributions and (ii) fixed percentage of Net Distributable Proceeds for the life of the Company Series. Class B Members possessing Class B Units will not receive a Preferred Return and will receive a fixed percentage of the Company’s Series Net Distributable Proceeds for the life of the Company Series. Class C Members possessing Class C Units will not receive a Preferred Return and will receive a fixed percentage of the Company’s Series Net Distributable Proceeds for the life of the Company Series. The fixed percentages comprising the (i) Class A Unit Preferred Return and (ii) aggregate equity assigned to the Class A Units, Class B Units and Class C Units shall be defined in the relevant Company Series Designation.

The Manager will be compensated by the Company and any Company Series through the reimbursement of Organizational Expenses to recover the costs and resources expensed to form and organize the Company and prepare this Offering, an annual Asset Management Fee and potentially compensated, each levied in Manager’s sole discretion, through a Credit Facility Guarantee Fee and Loan Service Fee. The Manager will also be entitled to compensation from any Company Series as the owner of Class C Units.

See “Compensation of the Manager and Affiliates” below for a more comprehensive description of these fees and see also the Operating Agreement and Series Designations for Preferred Allocations and Distributions from Net Distributable Proceeds for that relevant Company Series.

PRIOR EXPERIENCE OF COMPANY MANAGER	The Company’s Manager, VestFundr Management, LLC, was formed in the State of Wyoming on August 11, 2025. The Manager and its Managing Principals consist of experienced and successful construction and real estate professionals and entrepreneurial business executives. Managing Principal Ronald Walsh possesses forty-five (45) years of experience working with multiple firms in real estate development from property identification and acquisition through the design, development, construction and disposition processes. Managing Principal Robert Croak is highly recognized entrepreneur, consultant and podcaster that continues to be an active investor in real estate, consumer product brands, technology companies, and blockchain. See “Principals and Significant Personnel of Manager” below
INVESTOR SUITABILITY STANDARDS

The Class A Units of any Company Series will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser.” A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.

Each person purchasing Class A Units will be subject to the terms and conditions specified within the Company’s Operating Agreement, the relevant Series Designation, and the Subscription Agreement, copies of which are provided in Exhibits 3a and 3b, and Exhibit 4, respectively.

Each person or entity acquiring Class A Units in any Company Series may be required to represent that he, she, or the entity is purchasing the Class A Units for his, her, or entity’s own account for investment purposes and not with a view to resell or distribute these securities.

Each prospective purchaser and Investor of Class A Units may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Class A Units in any Company Series is an Accredited Investor, if such is claimed by the prospective purchaser or Investor, or is a Qualified Purchaser.

LIMITATIONS ON INVESTMENT AMOUNTS

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested in any Company Series through the purchase of Class A Units. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Class A Units cannot be more than ten percent (10%) of the greater of the purchaser’s (1) annual income or net worth, if purchaser is a natural person; or (2) revenue or net assets for the Investor’s most recently completed fiscal year if purchaser is a non-natural person.

The Manager reserves the right to accept or reject any prospective purchaser’s subscription for Class A Units, in whole or in part, in any individual Company Series in the Manager’s sole and absolute discretion.

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review to review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Class A Units of any Company Series.

COMMISSIONS FOR SELLING LLC Membership SHARES

The Class A Units in any Company Series will be offered and sold directly by the Company, the Manager, and the members, Directors, Officers and employees of the Manager. No commissions will be paid to the Company, Manager, or the members, Directors, Officers or employees of the Manager for selling Units in any Company Series.

Texture is the Broker of Record and administrative broker dealer for this Offering and will charge a one percent (1%) fee on the aggregate sales of Class A Units, up to seven hundred fifty thousand U.S. dollars ($750,000) if the Maximum Offering Amount of seventy-five million U.S. dollars ($75,000,000) is met. Texture is also entitled to an additional five percent (5%) commission on amounts raised as a result of Texture’s direct introductions and sales efforts, up to a maximum compensation to Texture of seven hundred fifty thousand U.S. dollars ($750,000). The maximum total sales compensation payable to Texture in connection with this Class A Unit offering is one million five hundred thousand U.S. dollars ($1,500,000).

Texture will also receive a one-time consulting fee (“Consulting Fee”) of ten thousand U.S. dollars ($10,000) to cover expenses anticipated to be incurred by Texture such as due diligence expenses, working with the Company’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A). In the event of additional Series LLC entities proposed in connection with this Offering, Texture shall receive an additional Consulting Fee in the amount of seven hundred fifty U.S. dollars ($750) for each new Series LLC entity up to a maximum of one hundred (100) entities.

NO LIQUIDITY	There is no public market for the Class A Units of any Company Series, and none is expected to develop. Additionally, the Class A Units will be non-transferable, except as may be permitted in the Operating Agreement, Series Designation or required by law. Company Units may not be listed for trading on any exchange or automated quotation system. See “Risk Factors” and “Securities Being Offered” below. The Company may not facilitate or otherwise participate in the secondary transfer of any Units. Prospective purchasers and Investors are urged to consult their own legal advisors with respect to secondary trading or transfer of the Company’s Units. See “Risk Factors” below.
CONFLICTS OF INTEREST

A Member of the Company’s Manager is a minority owner of a development and construction firm that may be anticipated to either perform or manage development and improvement activities executed at any of the Company’s Series projects or assets. A Member of the Manager is also related by marriage to a minority owner of a real estate brokerage firm that may participate in the disposition of real property assets that the Company or any Company Series has made a capital investment. See “Affiliates” and “Conflicts of Interest” below.

COMPANY EXPENSES

Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the costs associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company’s and Series’ tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the acquisition, holding, development, leasing, and management of real estate property and costs and expenses associated with the disposition of real estate property.

If no Minimum Offering Amount, investment funds are immediately available for Company use

The Offering is not underwritten by any FINRA broker-dealer and any Class A Units are offered on a “best efforts” basis by the Company through the actions of its Manager and employees, if any. In the event the Company has not set a Minimum Offering Amount for any Company series, the initial closing will occur as soon as practicable after completion of the subscription process for the inaugural Investors. and any proceeds received by the Company for that Company series will not be held in trust utilizing an escrow account conditioned on the aggregate amount of Proceeds raised for that particular Company series; therefore, any proceeds delivered to the Company for that Company series following successful subscription for the Class A Units will be immediately available for any corporate purpose at the Company Series’ sole discretion.

FORWARD LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “pro forma,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” “targeted” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Class A Units of a Company Series pursuant to a Subscription Agreement, a form of which is attached hereto within Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the prospective purchaser of the Class A Units in any Company Series to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Class A Units in a Company Series pursuant to this or any future Offering hereunder, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Class A Units in a Company Series, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Class A Units in the Company Series less any costs incurred by the Company in the initial execution of the null and void ab initio purchase and any costs incurred by the Company in returning the Investor’s funds. These Company incurred costs may include any transfer fees, sales fees or commissions, or other fees paid to transfer agents or brokers.

The Company’s Class A Units in any Company Series are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Interests does not represent more than ten percent (10%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Interests are offered hereby and sold to Investors that meet one of the two categories above, to qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who:

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year, or

(ii) Has a net worth over $1,000,000, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include:

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisors Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) under the Investors Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any director or executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(v) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of the Securities Act;

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above;

(vii) Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

(viii) Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000;
(ii)	That is not formed for the specific purpose of acquiring the securities offered; and
(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

(ix) Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements defined in the immediately preceding criterion and whose prospective investment in the issuer is directed by such family office pursuant to the “family office” sub-criterion (c) above; and,

(x) Any entity, of a type not listed in criteria (i), (ii), (iii), (v) or (vi) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 where “investments” for the purposes of this criterion is defined in Rule 2a51-1(b) under the Investment Company Act (17 CFR 270.2a51-1(b)).

Each prospective purchaser of Class A Units in any Company Series may be required to furnish such information as the Company may demand to determine whether any person or entity purchasing Class A Units is an Accredited Investor.

RISK FACTORS

The Company commenced preliminary business development operations on August 13, 2025 and is organized as a series limited liability company under the laws of the State of Delaware. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s and any Company’s Series success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development, improvement and operation of real property in a competitive industry. There is a possibility that the Company and any individual Company Series could sustain losses in the future.

There can be no assurances that any individual Company Series will operate profitably. An investment in the Class A Units of any Company Series involves a number of risks. Prospective purchasers and Investors should carefully consider the following risks and other information in this Offering Circular before purchasing any Class A Units. Without limiting the generality of the foregoing, Investors should consider, among other things, the following risk factors:

Inadequacy Of Funds

Gross Offering Proceeds up to seventy-five million dollars ($75,000,000.00) may be realized. Gross Offering Proceeds for each Company Series may vary depending upon the Company’s anticipated capital requirements to fulfill the business goal of that particular Company Series. The Company’s Manager believes that any such Gross Offering Proceeds will capitalize and sustain the Company Series thereunder sufficiently to allow for the implementation of its business plan for the acquisition, development, operation, management and anticipated disposition of real property assets. If only a fraction of this Offering and any Series Designation is sold, or if certain assumptions contained in Company Manager’s business plans for a Company Series prove to be incorrect, the Company or any Company Series may have inadequate funds to fully develop its respective business in accordance with the proposed business model for that particular Series and may need debt financing or other capital investment to fully implement its business plans. Furthermore, if the funds raised through this Offering and any Series Designation are inadequate, the percentage ownership of an Investor may be reduced in the future if the Company is required to raise additional capital for any Company Series through the issuance of additional membership units with rights and preferences that are determined in the sole discretion of the Company.

Dependence On the Manager

In the early stages of development, the Company’s business will be significantly dependent on the experience, knowledge, relationships, skills and abilities of Company’s Manager and the Manager’s principal members, Officers and employees. The loss of the Manager or any of the Manager’s principal members, Officers or employees could have a material adverse effect on the Company and any Company Series business, results of operations and financial condition.

Limited Operating History Which Makes Future Performance Difficult to Predict

The Company and any Company Series formed thereunder has a limited operating history. A prospective Investor should consider an investment in any Class A Units of any Company Series through this Offering in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar business objectives. The Company and any Company Series possesses minimal operating capital and for the foreseeable future will be dependent upon the ability to finance any investment or operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in the Company or a specific Company Series’ bankruptcy or other event which would have a material adverse effect on the Company, an individual Company Series and subsequently its Investors. There can be no assurance that the Company or any individual Company Series will achieve its investment or operating objectives.

Prospective Investors Should Seek Their Own Independent Counsel

Prospective Investors in the Company and any individual Company Series have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company, any Company Series and the preparation of this Offering Circular have represented only the Company, the Company Series and its principals and Affiliates. Further, the terms of the Company’s Operating Agreement, including the Manager’s rights and obligations and the compensation payable to the Manager and its affiliates, the Series Designations and the Subscription Agreement were not negotiated at arm’s length. Potential Investors are advised to seek the opinions of independent legal and tax counsel prior to investing in the Company and any Company Series. (See also “Conflicts of Interest” below.)

Company is Not Subject to Sarbanes-Oxley Regulations and May Lack the Financial Controls and Procedures of Public Companies

The Company and any individual Company Series may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. As a privately-held (non-public) Company, the Company and any Company Series thereunder are currently not subject to the Sarbanes-Oxley Act of 2002, and the financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s or any individual Company Series’ financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures of the Sarbanes-Oxley Act of 2002, the cost to the Company and any Company Series of such compliance could be substantial and could have a material adverse effect on the Company’s or any individual Company Series’ business, results of operations and financial conditions.

Compliance With Securities Laws

The Company’s Class A Units are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Delaware securities laws, and other applicable state securities laws. If the sale of any Class A Units were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Units. If a number of purchasers were to obtain rescission, the Company and any affected Company Series would face significant financial demands which could adversely affect the Company and Company Series as a whole, as well as any non-rescinding purchasers who are Members of the Company or relevant Company Series. Recission, possible government enforcement action, monetary penalties and additional civil claims would be expected to adversely impact the Company’s business, results of operations and financial condition.

Lack Of Firm Underwriter for Offering

The Company’s Class A Units are offered on a “best efforts” basis by the Company, Manager and the Members, Officers and employees of the Manager without compensation and on a “best efforts” basis through a FINRA registered broker-dealer via a Participating Broker-Dealer Agreement with the Company. Accordingly, there is no assurance that the Company, Manager or any FINRA broker-dealer, will sell the maximum Class A Units offered for a particular Company Series or any lesser amount thereof which would inherently limit the amount of proceeds available to execute the Company’s business plan for that particular Company Series.

The U.S. Securities and Exchange Commission (SEC) Does Not Pass Upon the Merits of the Securities or the Terms of the Offering, Nor Does the SEC Pass Upon the Accuracy or Completeness of any Offering Document or Literature

A prospective purchaser or Investor of the Company’s securities should not rely on the fact that a Form 1-A and any amendments thereto, filed by the Company to the SEC providing notice of an exempt offering of securities under Regulation A of the Securities Act, is accessible through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering.

Broker Dealer Sales of Units

None of the Company’s Units are presently included for trading on any exchange, and there can be no assurances that the securities of the Company or any Company Series will ultimately be registered on any exchange. No assurance can be given that any of the Units of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the Company’s Units are covered by a SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may also affect the ability of Investors to sell their Units in the secondary market.

Sensitivity to General Economic Conditions

The financial success of the Company and any individual Company Series may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, interest rates, taxation rates and the imposition of import or export tariffs or other trade restrictions or embargoes. Such changing economic conditions could reduce demand in the marketplace for the Company’s and any Company Series’ real estate assets; cause an increase in vacancy rates; cause a reduction in rental rates or purchase prices for residential or commercial property; increase development, construction, renovation, maintenance and management costs; and, reduce the overall demand, revenues and income derived from any Company and Company Series products or services. The Company has no control over these general economic conditions and changes thereto may cause a material adverse effect on the Company’s or any Company Series’ business, operating results and financial condition.

Possible Fluctuations in Company Series Operating Results

Any Company’s Series operating results may fluctuate significantly from period to period as a result of a variety of factors, including many factors that are not in the control of the Company or Manager. Some factors, in addition to general economic conditions, that may contribute to operating result fluctuations include, but are not limited to: purchasing patterns of real property market participants and amenity demands; competitive substitute-residential or commercial unit pricing; debt service requirements; debt principal-reduction payments, real estate market variances in sales prices, capitalization rates, and future rental rates; market interest rates may negatively affect property values; credit risks that property residents or commercial tenants may default on payments; elevated vacancy rates; potential liabilities associated with accidents or other losses that could happen on the premises of any Company-related real property; inability to obtain favorable financing; market illiquidity for any Company asset; and general economic conditions. Consequently, the Company and any Company Series revenues and expenses may vary by fiscal quarter, and the Company’s business, operating results and financial condition may experience fluctuations.

Risks Of Borrowing and Indebtedness

Since the Company and any Company Series is likely to incur or utilize indebtedness in the execution of the business plan, a portion of the relevant Company Series’ cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. There is no guarantee that Company or any Company Series will be able to refinance outstanding indebtedness or refinance the indebtedness at terms that are advantageous or acceptable to the Company or the relevant Company Series. Typical loan agreements also might contain restrictive covenants which may impair the Company’s or the Company Series’ operating flexibility. Such loan agreements would also be expected to provide for default under certain circumstances, such as the failure to meet certain financial covenants contained therein. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of the Company or relevant Company Series. A judgment creditor would have the right to foreclose on Company’s or the Company Series’ asset(s) resulting in a material adverse effect on the Company’s or Company Series’ business, operating results and financial condition.

Changes to Execution of The Business Plan Possible

The Company and the Manager’s business plan for individual Company Series will primarily focus on segments of real property markets located in the northwestern United States and northern Rocky Mountain regions including eastern Washington, eastern Oregon, southern Idaho and western Montana and that primary focus may change. The Company’s primary business endeavor of investing in and developing residential, commercial and mixed-use real property can be capital intensive and may be subject to additional regulatory and code requirements as well as variable market conditions. The Company’s Manager believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the background, experience, relationships, knowledge, skills and abilities of the Company’s Manager, members, Officers, employees and advisors. The Company’s Manager reserves the right to make significant modifications to the Company’s stated investment strategies and business operations depending on future events.

Manager’s Discretion as To Use of Proceeds

The net proceeds from this Offering relative to a Company Series will be used for the purposes described under the “Use of Proceeds” section. The Company and Company’s Manager reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company, Company Series and its Members in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company and any individual Company Series will be substantially dependent upon the discretion and judgment of the Manager with respect to application and allocation of the net proceeds of this Offering. Investors in the Class A Units of any Company Series offered hereby will be entrusting their funds to the Company’s Manager, upon whose judgment and discretion the Investors must depend.

Company and Company Series Control by Management and Exclusive to Manager

The Company’s Manager and its members, Officers and employees shall possess managerial control on the day-to-day activities of the Company and any Company Series. Investors in this Offering and any Company Series will have no control or input in determining the investment strategies implemented by Manager, the operations or any of the day-to-day activities of the Company or any Company Series thereunder. The Manager may change investment strategies or operations from time-to-time at the sole discretion of the Manager without the input of Members and Investors and no assurances can be given that any such change in investment strategy or operations would not be adverse to the interests of the Members and Investors in any Company Series or result in a material adverse effect on the Company’s or Company Series’ business, operating results and financial condition.

The Company’s or Any Company Series’ Success Depends on Performance of Co-Investors, Partners, Distributors, Contractors and Suppliers

The performance of the Company and any Company Series will be dependent on its co-investors, corporate partners, distributors, contractors and suppliers during the execution of the Company’s business plan. The loss of or lack of performance by the Company’s or any Company Series’ co-investors, corporate partners, distributors, contractors or suppliers that provide key products or services associated with the acquisition, development, construction or operation of a Company Series property could harm the Company’s or Company Series’ business, financial condition, cash flow and performance. In the event a Company or Company Series’ project co-investor is unable to timely provide funds in accordance with any investment agreements or construction contracts, the Company or Company Series may be required to provide additional funds to a project or possibly lose its investment in the project if adequate funds are not reasonably available and the project is abandoned. Similarly, in the event that a key supplier of either labor or products to the operations of a Company or Company Series property were to be unable to perform their duties, the Company or Company Series may experience increased expenses or possibly the inability to complete a project or operate until the labor or products are replaced. Loss of or non-performance of a co-investor, corporate partner, distributor, contractor or supplier may cause adverse material effect on the Company’s or any Company Series’ operating results and financial condition. Consequently, a prospective purchaser should not invest in the Company or any Company Series unless the Member and Investor is willing to entrust the Company Manager’s selection of co-investors and the selection and contracting of corporate partners, contractors and suppliers to provide key products and services to the Company and any Company Series’ properties or projects.

Damage to Reputation Could Negatively Impact Company Business, Results of Operations and Financial Condition

The Company’s reputation and the quality of the Company’s brand, operations and real properties are critical to our business success and will be instrumental to the Company’s future success as it forms and enters into new projects and markets. Any incident that erodes confidence in the Company’s brand, operations or properties could significantly reduce the Company’s value and damage the Company’s brand, business and future business opportunities. The Company and any Company Series may be adversely affected by any negative publicity, regardless of its source or accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to the Company’s interests or may be inaccurate, each of which may harm the Company’s or a Company Series’ brand, performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction. The costs to the Company or a Company Series to correct inaccuracies or attempt to repair any reputational damage to Company’s or Company Series’ brand, operations or properties may be significant and require material expenditures over an unknown duration. Reputational damage could result in a material adverse effect on the Company’s or a Company Series’ brand, business, operating results and financial condition.

The Company Possesses Right to Change and Mix its Investment Profile

The Company reserves the right, in the sole and absolute discretion of Manager, to modify, change or revise the typical investment profile and the mix of real properties that the Company or a Company Series invests in or otherwise participates in the acquisition, development or operation thereof. Company Series may materially differ in the type, size, source of revenue and location of real property and what projects that the Manager may seek to invest. Accordingly, Investors have no guarantee, and should not assume that the real property-class mix, investment mix and profile of the Company and any Company Series thereunder will not change substantially over time.

The Company Series Real Property Portfolio May Not Be Diversified

The Company and a Company Series’ potential profitability and the ability to diversify Company investments may be limited, both geographically and by the type or size of real properties acquired, developed and operated. The Company will be able add further Company Series to purchase real property or develop additional property only to the extent that additional funds are raised to execute the Company’s business plan. Given the limited number of desirable or available real property assets in the geographic areas the Company is targeting, the Company’s and Company Series’ properties may not be well diversified either geographically or by real property class, and the economic performance thereof could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes. Similarly, if adverse environmental events occur such as surface water flooding or an extreme high-wind event impact a wide geographic area in which the Company has real property or active projects, the Company and specific Company Series may incur material expenses or losses associated with those regional assets. The Company and any Company Series performance is therefore linked to the prevailing conditions in the geographic regions in which the Company will acquire, develop and operate real property assets and in the target market for real estate properties generally. Therefore, to the extent that there are adverse environmental, political or economic conditions in the geographic region in which Company properties are located and in the market for the class of real estate properties the individual Company Series own, such conditions could result in a material adverse effect on the Company’s or Company Series’ business, operating results and financial condition.

Individual Company Series Investments Are Not Expected to be Diversified

Each Company Series is intended to own and operate a single real property or invest in a single development project as its sole asset. Each Company’s Series’ return on investment will depend on the revenues generated by such single real property or project and the anticipated appreciation of the economic value of that Company Series’ asset over time. These, in turn, are determined by such factors including but not limited to, national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges). The market value of a real property or project, for a variety of reasons, may decline substantially after a Company Series purchases it. Each Company Series will participate or own a single real property or real property project and as a result of this non-diversified investment strategy, unanticipated capital expenditures could lead to a Company Series’ inability to pay dividends or distributions to Members or the loss of Members’ investment entirely. Further, each Company Series’ distributable proceeds stream will depend on the revenues generated by such real property or project and the anticipated appreciation of the economic value thereof over time of the Company Series ownership therein. Additionally, a Company Series might not be able to fund an unexpected major capital expenditure or uninsured loss in the single property or project and this could lead to a material or complete loss of a Member’s investment in any particular Company Series.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire the Class A Units for investment purposes only and not with a view towards sale or distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Class A Units. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Class A Units sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. The Company’s Units are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that any of the Units of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. No public market exists for the Company’s Units and no market is expected to develop. Consequently, owners of the Class A Units may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency. Further, additional limitations on any potential or contemplated transfer of Units may be expressly defined in the Company’s Operating Agreement or Series Designation.

Long Term Nature of Investment in Company

An investment in the Class A Units of this Offering may be long term and illiquid. As discussed above, the offer and sale of the Class A Units will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Class A Units for their own account as a long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Class A Units must be willing and able to bear the economic risk of their investment in the Company for an indefinite time period. It is likely that any investor will not be able to liquidate their investment in the Class A Units the event of an emergency.

No Current or Expected Future Market for Units

There is no current market for the Class A Units offered in this Offering and no market for any of the Company’s Units is expected to develop in the near future.

Offering Price

The price of the Company’s Class A Units offered has been arbitrarily established by the Company, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company or a Company Series.

The Company’s Operating Agreement contains Choice of Forum, Mandatory Mediation and Arbitration, Waiver of Jury Trial Provisions

The Company’s Operating Agreement requires that all suits and comparable legal actions relating to the Operating Agreement and between Members be solely the exclusive jurisdiction of the Chancery Court in the State of Delaware (and of the appropriate appellate courts therefrom). The Operating Agreement requires that any and all disputes, claims or controversies arising out of or relating to the Operating Agreement shall be submitted for mediation through the assistance of a practiced litigator, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration to be performed, either in person or virtually, in Denver, Colorado. The Operating Agreement further limits the right of Company Members to litigate claims through a court solely before a judge, and Members voluntarily waive their rights to a trial by jury in any litigation relating to the Operating Agreement, the Class A Units, or the Company, not including claims under U.S. federal securities laws. These provisions may (1) increase the costs for an investor to bring a claim, (2) limit access to information relative to litigation, (3) discourage the bringing of claims, and (4) limit investors’ ability to bring a claim in a judicial forum that they find favorable.

Projections: Forward Looking Information

The Manager has prepared projections regarding the Company’s or Company Series’ anticipated financial performance. The Company’s projections are hypothetical and based upon factors influencing the business of the Company and any Company Series. The projections are based on the Manager’s best estimate of the probable results of operations of the Company Series, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which the Manager believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond the Company Manager’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in revenues and costs are necessarily speculative in nature.

In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s target market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While the Manager believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

The Company’s Success Will Depend Upon the Acquisition and Development of Real Property by the Manager Who May be Unable to Consummate Land Acquisition or Development on Advantageous Terms, and the Developed Properties May Not Perform as Expected

The Company and Company Series intend to participate in the acquisition, development, construction, operation and disposition of real property assets. The acquisition, development and disposition of real property entails various risks, including the risks that the real estate assets may not perform as expected, that Company or Manager may be unable to quickly and efficiently integrate new assets into its existing operations and the cost estimates for the development, construction, lease, operation or sale of any real property asset may prove inaccurate. These risks may result in a material adverse effect on Company’s business, which in turn would result in a material adverse effect on the Company’s or Company Series’ business, operating results and financial condition.

Reliance on the Manager to Select Appropriate Properties and Investments

The Company’s and any Company Series’ ability to achieve its investment objectives is dependent upon the performance of the Manager’s team in the selection of appropriate real property for acquisition or investment and the development and operation of real properties. Investors in the Class A Units offered may have no meaningful opportunity to evaluate the terms of any proposed real property transactions or other economic or financial data concerning Company’s investments after Series proceeds have been invested. Investors in the Class A Units must rely entirely on the Manager’s knowledge, skill and ability and Manager’s members, Officers, employees and advisors in their processes related to real property selection, investment and disposition.

Company Expects to Invest in Properties Operating in a Highly-Regulated Environment

The Company expects to invest in real properties related to and the development of single-family and multi-family residential structures and communities, mixed-use structures and commercial properties that when being constructed, and thereafter operating, are subject to a wide range of Federal, State, and local laws and regulations. Multi-family and mixed-use communities as well as some types of commercial facilities in which the Company may invest are highly regulated by government entities and rules including, but not limited to, building departments and construction codes, environmental codes, health codes and food safety inspections, hazardous material identification and storage, pharmaceutical storage and distribution, and health-care personnel licensing. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against the Company or a Company Series, which may adversely impact the Company’s business, results of operations and financial condition.

Delays in Real Property Development, Construction or Operations

Delays the Company and Manager may encounter in the development of residential properties and any other type of real property include government-related delay such as the permitting, inspection or certificate-of-occupancy processes; construction-related delays such as weather, adverse site conditions and material- or labor-supply disruptions; and finance-related delays such as extended due diligence processes, funding and closing procedures. Delays in initiating or completing any acquisition, development or renovation project or the operations of a Company Series property could result in a material adverse effect on the Company’s business, operating results and financial condition.

Manager’s Discretion in the Future Disposition or Company’s Exit of Properties or Investments

The Company’s Manager cannot predict with any certainty the various market conditions affecting any Company real property or real estate investments which will exist at any particular time in the future. Due to the uncertainty of various market conditions which may affect the future market value or disposition of any of the Company’s or Company Series’ properties, the Company cannot assure the Investor that a Company Series will be able to sell any specific real property or exit a real property investment at a profit in the future. Accordingly, the timing of liquidation of any Company Series real property or real estate investment will be dependent upon fluctuating market conditions which in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Property Investments are Not as Liquid as Other Types of Assets, Which May Reduce Economic Returns to Investors

Real property and real estate investments are not easily converted into cash (a.k.a. “liquid”) as other types of investments, and this lack of liquidity may limit the Company Manager’s ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real property and real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income or cash flow from the investments. Thus, the Company Manager’s ability at any time to sell or liquidate Company or Company Series assets or exit a real property investment may be restricted. This lack of liquidity may limit the Company’s ability to vary its portfolio promptly in response to rapid changes in economic financial, investment or other conditions and, as a result, could cause a material adverse effect on the Company’s business, operating results and financial condition.

The Company May be Unable to Lease or Sell a Property If or When Manager Decides to Do So, Including as a Result of Uncertain Market Conditions, Which Could Adversely Affect the Return on an Investment in the Company

The Company Manager’s ability to lease or sell real properties on advantageous terms depends on factors beyond the Company’s control, including competition from other sellers and investors, and the availability of attractive financing for potential buyers of the Company’s real property assets or investments. The Company’s Manager cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the properties Company acquires, the Company cannot assure its Investors that a Company Series will be able to lease or sell such properties at a profit in the future. Accordingly, the extent to which the Company’s Members will receive cash distributions and realize potential appreciation on Company’s or Company Series’ real estate investments will be dependent upon fluctuating market conditions. Furthermore, the Company or Company Series may be required to expend funds to correct defects or to make improvements before a property can be leased or sold. The Company or any Company Series cannot assure the Investors that it will have funds available to correct such defects or to make such improvements. In developing real property, the Company may agree to restrictions that prohibit the sale of that property for a specified period or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. These provisions would restrict the Company or Company Series’ ability to sell a real property asset, which in turn could result in a material adverse effect on the Company or any Company Series’ business, operating results and financial condition.

Illiquidity of Real Estate Investments Could Significantly Impede Company’s Ability to Respond to Adverse Changes in the Company Performance and Harm Company’s Financial Condition

Since real property and real estate investments are relatively illiquid, the Company’s or Manager’s ability to promptly sell the real property asset(s) of any Company Series in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in, or even the lack of an established market for a real property asset, changes in the financial condition or prospects of prospective purchasers, changes in local, regional national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the real property asset is located. The Company may be unable to realize its investment objectives by sale, other disposition or refinance of any real property asset at attractive prices within any given period of time or may otherwise be frustrated or unable to complete any exit strategy. The inability to quickly dispose of any real property due to rapidly changing market conditions could result in a material adverse effect on the Company or any Company Series’ business, operating results and financial condition.

The Terms of New or Renewal Leases May Result in a Reduction in Income and Valuation

The terms of new or renewal leases at a Company Series property or real property investment may be less favorable to the Company or Company Series than the initial or preceding lease terms in which the property operated under. Certain significant expenditures that the Company or Company Series, as a landlord, may be responsible for, such as loan payments, real estate taxes, utilities and maintenance costs generally are not reduced as a result of a reduction in rental revenues. If lease rates for new or renewal leases are substantially lower than those for the previous leases, the Company’s or Company Series’ rental income and the real property’s market value might suffer a significant reduction. Additionally, the Company may not be able to sell the affected property at the price, on the terms or within the time frame the Company or Company Series may seek due to the reduction(s) in the lease revenue and operating income. Changes in lease terms at any Company real property asset or investment may result in a material adverse effect on the Company’s business, operating results and financial condition.

The Company May Be Unable to Lease Company Properties

If real property owned by a Company Series experiences a significant decrease in demand, for any reason, or the Company Series is not able to sufficiently develop and then lease and relet a significant portion of available and soon-to-be-available residential or commercial space, the Company Series’ financial condition, results of operations, cash flow, the market value of Company interests and the ability to satisfy debt obligations and make distributions to members could be adversely affected. An inability to lease all or portions of Company real property assets or investments may result in a material adverse effect on the Company or a Company Series’ business, operating results and financial condition.

Real Property Acquired by Company May Have Liabilities or Other Encumbrances

The Company’s Manager intends to perform appropriate due diligence for each property it acquires, develops and operates or where the Company may possess a financial interest therein through capital investment. The Company also will seek to obtain appropriate representations and indemnities from sellers in respect of such properties or other investments. The Company and Manager may, nevertheless, acquire properties or other real property investments that are subject to uninsured liabilities or that otherwise have encumbrances potentially affecting their value. In some instances, the Company or Company Series may have only limited or perhaps even no recourse for any such liabilities or other encumbrances or, if the Company Series has received indemnification from a seller, the resources of such seller may not be adequate to fulfill seller’s indemnity obligation. As a result, the Company or Company Series could be required to resolve or cure any such liability or other encumbrance, and such efforts and expenses could have an adverse effect on Company’s resources or cash flow available to meet other expenses, which in turn could result in a material adverse effect on the Company’s or Company Series’ business, operating results and financial condition.

The Company’s Investments May be Subject to Risks from the Use of Borrowed Funds

The Company’s Manager expects at various times during business plan execution to develop or acquire real property by borrowing funds. Company and Manager may also incur or increase its indebtedness by obtaining loans secured by certain properties in order to use the proceeds for further development of a property or other Company business purpose. In general, for any particular real property, the Company and Manager expect that the property’s cash flow will be sufficient to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the real property. However, if there is insufficient cash flow from the property, Company or Company Series may be required to use funds from other sources to make the required debt service payments, which generally would reduce the amount available for distribution to the Company or Company Series, which in turn would reduce the amount of distributions made to Investors. The incurrence of mortgage indebtedness increases the risk of loss from Company’s investments since one or more defaults on mortgage loans secured by its properties could result in foreclosure of those mortgage loans by the lenders with a resulting loss of the Company or Company Series’ investment in the property securing the loan(s). For tax purposes, a foreclosure of one (1) of Company Series’ properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds the Company Series’ tax basis in the property, the Company Series would recognize a taxable gain as a result of the foreclosure, but it would not receive any cash proceeds as a result of the foreclosure transaction. This in turn could result in a material adverse effect on the Company Series operating results and financial condition.

Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term.

At the time a balloon payment is due, the Company or Company Series may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds. If interest rates are higher when the Company or any Company Series obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts Company or Company Series may be able to distribute to its Investors, including the Company, could be reduced, which in turn would reduce the amount available to the Company to distribute to Investors. If interest rates are higher when the Company or Company Series obtains replacement financing for its existing loans, the cash flows from its properties could be materially reduced, which in turn would reduce the amount available to the Company or Company Series to distribute to Investors. In some instances, the Company or Series may only be able to obtain recourse financing, in which case, in addition to the property or other investments securing the loan, the lender may also seek to recover against Company’s other assets for repayment of the debt. Accordingly, if the Company or Company Series does not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of Company’s other assets. This in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Uninsured Losses Relating to Real Property May Adversely Affect Company

The Company’s Manager will attempt to assure that all of Company’s and Company Series’ real properties are comprehensively insured (including but not limited to liability, fire, and extended coverage) in amounts sufficient to permit replacement in the event of a total loss or cover incurred liabilities, subject to applicable deductibles. However, to the extent of any such deductible is incurred and in the event that any of the Company’s or Company Series’ properties incurs a casualty loss or operating liability which is not fully covered by insurance, the value of Company’s or Company Series’ assets will be reduced by any such loss or liability. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, tornados, hurricanes, riots, mayhem or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to the Company or Company Series. Further, the Company or any Company Series may not have a sufficient external source of funding to repair or reconstruct a damaged property or pay the outstanding liability; there can be no assurance that any such source of funding will be available to Company or any Company Series for such purposes in the future. In the event of a loss or liability not covered by insurance policies could result in a material adverse effect on the Company’s business, operating results and financial condition.

Competition For Real Property Investments May Increase Costs and Reduce Returns

The Company and Manager will experience competition for real property and real property investments from various sources including individuals, corporations, and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. The Company and Manager may experience competition from other developers and the sophisticated investors in those competing real-property developers and investors. The Company and Manager will likely compete against other potential purchasers of high-quality commercial properties leased to credit-worthy tenants, residential properties and developable land, and because of a numerous economic factors, there may be greater competition for the properties of the type in which Company and Manager will seek to acquire and develop. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively than the Company or any Company Series. This competition may result in the Company or a Company Series paying higher prices to acquire and develop real properties than it otherwise would, or the Company may be unable to acquire properties that the Manager believes meet its investment objectives and are otherwise desirable investments. Competition may increase the costs of land, labor and materials for any Company investments and decrease the intended lease rates or the potential return on invested capital from the real property assets developed or owned and operated by the Company or any Company Series. These market participants and competitors could cause material adverse effects on the Company’s or any Company Series’ operating results and financial condition.

In addition, the Company or any Company Series real property may be located close to other properties that are owned by other real estate investors that compete with any Company Series for tenants or buyers. These competing properties may be better located and more suitable for desirable tenants or buyers than the Company Series’ properties, resulting in a competitive advantage for these other non-Company affiliated real properties. This competition may limit any Company Series’ ability to lease space, increase its costs of securing tenants, limit its ability to charge rents and/or require it to make capital improvements it otherwise might not make to lease or dispose of its properties. As a result, alternative market offerings and products could cause a material adverse effect on the Company Series’ business, operating results and financial condition.

Risks of Real Property Ownership that Could Affect the Marketability and Profitability of Company or Company Series Properties

There is no assurance that any Company Series real properties will be profitable or that the income and cash generated from operations of any Company Series real property will be available for distribution, which in turn may decrease the distributions the Company or any Company Series may be able to make to its Members. Real property, like many other types of long-term investments, historically has experienced significant fluctuations and cycles in value and specific-market conditions may result in occasional or permanent reductions in the value of real property interests. The marketability and value of real property will depend upon many factors beyond the control of the Company and Manager, including but not limited to:

1.	Changes in general or local economic conditions;
2.	Changes in supply or demand of competing real property in a geographic area or property type (e.g., as a result of over-building);
3.	Changes in interest or tax rates;
4.	Promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;
5.	Condemnation and other taking of property by the government;
6.	Unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a real property difficult;
7.	Unexpected environmental conditions;
8.	Financial condition of tenants, ground lessees, ground lessors, buyers and sellers of real property;
9.	Changes in real estate taxes and any other operating expenses;
10.	Energy and supply shortages and the resulting increases in operating costs or the costs of materials and construction;
11.	Various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and,
12.	Imposition of unfavorable tenancy laws or government-mandated rent controls.

Environmental Regulation and Issues, Certain of Which the Company May Have No Control Over, May Adversely Impact the Company’s Business

Federal, State, City and local environmental laws, ordinances and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the use, or sale of real property. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties and may therefore adversely affect the Company specifically, and the real estate industry in general. A current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Failure by the Company Manager to uncover and adequately protect against environmental issues in connection with the acquisition or development of real property may subject a Company Series to liability as the buyer of such real property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Liability for environmental issues can be imposed even if the original actions were legal and the former owner or the Company or Company Series had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the development and ownership of properties, the Company and Company Series may be potentially liable for compliance-related costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of the Company or Company Series. The Company or Company Series may also be held responsible for the entire payment of the liability if the Company or Company Series is subject to joint and several liability and the other responsible parties are unable to pay. Further, the Company or Company Series may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. Insurance for such environmental matters may not be available or available on terms acceptable to Company. Environmental issues and matters could result in a material adverse effect on the Company’s business, operating results and financial condition.

Americans with Disabilities Act (ADA) Compliance

Under the Americans with Disabilities Act of 1990 (the “ADA”), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or Company Series or in which the Company and a Company Series makes an investment may not be in full compliance with the ADA. If a property is not in compliance with the ADA, the Company Series may be required to make modifications to such property to bring it into compliance with the ADA, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes to administrative rules and regulations or enforcement policies affecting the use or operation of any Company Series real property, including changes to building, fire and life-safety codes, may occur which could result in the Company Series experiencing increased expenses or capital investment and causing a material adverse effect on the Company or Company Series’ business, operating results and financial condition.

Adverse Weather Events Could Cause Property Damage, Increase Costs or Delay Projects

Real property owned or invested in by the Company or a Company Series may experience adverse weather events, such as but not limited to, extended extreme low-temperature freezing, high winds, hail storms or surface water flooding, which could cause direct or indirect damage to Company’s real estate assets or materially delay development and construction projects. Direct or indirect damage caused during adverse weather events may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for the Company Series and reduce profitability or asset values. Even in the event insurance policies cover the event causing property damage or loss(es), the expense of any applicable deductible and the damage repair or loss of property use may not be fully covered by insurance, and the value of the Company Series asset(s) will be reduced by any such loss(es). The Company Series may be required to expend funds to remedy damage to real property, delay or increase the cost of development or construction, or possibly cause the Company Series to abandon the development of a real property. Adverse weather events could result in a material adverse effect on the Company or any Company Series’ business, operating results and financial condition.

Loss of Property Utilities Could Cause Property Damage and Increase Costs

Any Company Series real property may experience short-term or long-term loss of utilities such as electric, natural gas, potable water, wastewater sewer and storm sewer systems. In the event there is a loss of electric or natural gas utilities during a sustained period of below-freezing temperatures, the loss of heating systems could cause direct or indirect damage to Company Series’ real estate assets. Similarly, failure of a storm sewer system not owned or controlled by the Company Series during a high-rainfall event may cause flooding either in the vicinity of, on or inside a Company property thereby causing direct or indirect damage to the Company Series real estate assets due to flooding that may not be covered by an insurance policy. Lastly, loss of electricity for an extended period of time can shut down air-conditioning systems such that humidity levels increase and allow for conditions that are conducive for mold growth. Such direct or indirect damage may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for Company Series and reduce its profitability. Insurance policies may cover the event causing property, though the expense of any deductible and the damage repair or loss of property use is not fully covered by insurance, the value of Company Series asset(s) will be reduced by any such loss(es). Loss of utilities, especially for an extended period of time, could result in a material adverse effect on a Company Series’ business, operating results and financial condition

Real Estate May Develop Harmful Mold, Which Could Lead to Liability for Adverse Health Effects and Costs of Remediating the Problem

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any Company property could require the Company Series to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose a Company Series to liability from its tenants, employees of such tenants, Company agents or employees and other persons present on the property if health concerns arise. The presence of excessive mold or certain types of mold at a Company Series property could result in a material adverse effect on the Company or Company Series’ business, operating results and financial condition.

Real Estate May Contain Radon Gas, Which Could Increase Maintenance Costs or Incur Costs of Remediation

Radon is a naturally occurring radioactive gas caused by the degradation of uranium in soil, found in low-average concentrations in ambient air, can increase in concentration inside an enclosed structure and recognized as a cause of lung cancer. Laws regarding testing and disclosure of radon-related information known to a property owner or landlord to prospective buyers or tenants are different in, and specific to, each state. The USEPA has set an indoor air concentration of four (4.0) pCi/L as a threshold in which remedial action to lower the indoor air concentration should be instituted. While no uniform radon testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel radon testing and remediation systems where site conditions require compliance with regulatory or lender requirements. Future radon-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company or a Company Series’ business, operating results and financial condition.

Real Estate May Contain Lead Pipes or Lead-based Paint, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Lead pipes, pipe fittings, fixtures and solder were commonly utilized throughout the United States prior to being banned in 1986. Lead-based paint was commonly utilized in and on structures throughout the United States prior to it being banned from production and use in 1978. Lead is a serious health-hazard for humans of all ages, especially children, with predominant exposure routes being ingestion or inhalation. Ingestion sources can come from the metal leaching from pipes and fixtures into domestic water or lead-based paint chips and dust. Inhalation sources can come from lead-based paint chips and dust. Property containing lead-based paint or lead pipes are suitable residences and businesses but require additional maintenance programs and procedures to limit the potential for lead exposure to occupants. Excessive lead exposure to occupants at any of Company’s properties could require Company to undertake a costly remediation program to contain or remove the lead source from the affected property. In addition, the presence of significant lead-exposure sources could expose Company to liability from its tenants, employees of such tenants and other third parties if property damage or health concerns arise. In extreme circumstances, properties with high-lead exposure rates can be declared health hazards and their use, or remediation requirements, governed by applicable state agencies.

Property owners and landlords, agents and property managers are required to disclose any information the property owner possesses related to the existence of lead-based paint in a property constructed prior to 1978 and they may face material financial sanctions for noncompliance with the disclosure requirements. Lead-related liabilities or sanctions could result in a material adverse effect on the Company or Company Series’ business, operating results and financial condition.

Real Estate May Contain Asbestos, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Many products commonly utilized in construction projects throughout the United States contained asbestos prior to manufacturing limitations and the ban on certain uses being promulgated in the 1970s and 1980s. Asbestos-containing material (ACM) product categories include, but not limited to, roofing, siding, flooring, insulation, drywall-finishing, decorative-surface finishes and heating systems. Asbestos is a health-hazard and known carcinogen with predominant exposure being through inhalation. Inhalation sources are generally recognized as the release fibers and dust from ACM during maintenance, repair and renovation activities. Property containing ACM are suitable residences and businesses when the ACM remains in good condition or encapsulated but also require additional maintenance programs and procedures to limit the potential for asbestos exposure to occupants, employees and workers.

While no uniform ACM testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel testing for the presence of ACM under certain circumstances and the USEPA provides guidance on the institution of an operations and maintenance plans for ACM where they have been identified. Demolition or renovation activities at a property that include disturbing ACM require the participation and actions of licensed professionals including health and safety protocols, remediation and proper disposal of the ACM at additional costs beyond the proposed construction activity. Future asbestos-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company Series’ operating results and financial condition. Asbestos exposure to occupants or employees at any Company Series property could require the Company Series to undertake a costly remediation program to contain or remove the asbestos source from the affected property. In addition, significant exposure to asbestos could expose the Company and Company Series to liability from its tenants, Company employees, employees of tenants and other third parties if property damage or health concerns arise. Asbestos-related property management, remediation, liabilities or sanctions could result in a material adverse effect on the Company and Company Series’ business, operating results and financial condition.

Terrorist Attacks or Other Acts of Violence or War May Affect the Industry or Region in Which the Company Operates, Company Operations and Profitability

Terrorist attacks, acts of violence, riots, mayhem or war may harm a Company’s Series real property assets or the results of operations and either directly or indirectly an Investor’s investment. There can be no assurance that there will not be more terrorist attacks against the United States or U.S. businesses. These attacks, riots, mayhem or armed conflicts may directly or indirectly impact the value of the real property the Company or a Company Series owns or that secure its loans. Losses resulting from these types of intentional and violent events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause local or regional consumer confidence and spending to decrease or result in increased volatility in the local, regional or national and worldwide financial markets and economies. These violent events could also result in economic uncertainty in the location or region of the events or the United States as nation or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Company’s properties due to the adverse effect on the local, regional or national economy and thereby reduce the value of the affected properties or real estate investments in real property projects. Terrorist attacks, riots, mayhem or other violent events could result in a material adverse effect on the Company’s business, operating results and financial condition.

The Company Will be Subject to Risks Related to the Geographic Location of the Real Property the Company Acquires or Makes Investments

The Company and any Company Series thereunder intends to acquire, develop, lease, operate and dispose of real property assets. If the commercial or residential real estate markets or general economic conditions in the geographic area of a Company Series real property asset declines, the Company or a Company Series may experience a greater rate of default by tenants on their leases with respect to properties in this area and the value of some or all of the real properties in the geographic area could decline. Similarly, environmental, weather or any other extreme event such as mayhem or riots can affect the region or specific location in which a Company Series owns or invests in real property. Any of these events could materially adversely affect the Company or Company Series’ business, financial condition or results of operations.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, Investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, and/or global economic factors and/or real estate trends; (iii) the capacity, circumstances, and relationships of partners of Affiliates, the Company or the Manager; (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations, or prevailing equity or bond market conditions; or (vi) the presence, availability, or discontinuation of real estate and/or housing incentives.

Potential Conflicts of Interest

Potential conflicts of interest exist among the Company, Manager, members of Manager and Affiliates. The Manager of the Company and any Company Series thereunder are also potentially owners and managers or Officers for Affiliates of the Company such as a property management company that will manage the Company’s real estate assets and a general contractor that will be managing construction work on the Company Series’ real property assets and likely an owner of a Company Series’ Class B Units. The Manager and members, Officers and employees of Manager and affiliates are permitted to devote their time to these Affiliates to the detriment of the Company or Company Series if deemed reasonable or necessary by the Manager and members, Officers and employees of Manager. See also “Conflicts of Interest” and “Affiliates” below.

COVID-19 and Future Pandemics

In December 2019, the 2019 novel coronavirus (“Covid19”) surfaced in Wuhan, China. The World Health Organization (“WHO”) declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, have initiated travel restrictions. On May 5, 2023, the WHO declared Covid19 is now an established and ongoing health issue which no longer constitutes a public health emergency. The final impacts of the outbreak, and economic consequences, are unknown and still evolving. The Covid19 health crisis adversely affected the U.S. and global economy, resulting in an economic downturn. A similar new pandemic occurrence could impact demand for the Company’s services. The future impact of the outbreak remains highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus or other rapidly transmitted viruses. Any future novel virus or pandemic could result in a material adverse effect on the Company’s business, operating results and financial condition.

Changes in Governmental Rules and Regulations Could Affect Company Series Profitability

Changes in governmental rules and regulations or enforcement policies affecting the development, use or operation of any Company Series property, could include, and are not limited to, changes to building, fire and life-safety codes; licensing and permitting requirements; labor laws; product import restrictions or tariffs; or other governing regulations may occur which could have negative economic consequences to the Company or any Company Series, which in turn could result in a material adverse effect on the Company’s or any Company Series’ business, operating results and financial condition.

Cyber Security Threats, Attacks and Other Disruptions Could Negatively Impact Company

The Company may face advanced and persistent attacks on our information infrastructure where the Company and any Company Series may manage and store various proprietary information and sensitive/confidential data relating to Company and Company Series operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack Company or Company Series products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate Company network security and misappropriate or compromise our confidential information or that of Company Members or other third parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that the Company or Company Series produces or procures from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could materially adversely affect the Company’s or any Company Series’ business, results of operations and financial condition.

The Company May Not Be Able to Obtain Trademark Protection for Company Marks Which Could Impede Efforts to Build Brand Identity and Goodwill

The Company may file trademark applications with the United States Patent and Trademark Office (“USPTO”) seeking registration of Company marks. There can be no assurance that the applications will be successful or that the Company will be able to secure significant protection for the Company trademarks in the United States or elsewhere. Company competitors or others could adopt product or service marks similar to the Company marks, or try to prevent the Company from using the Company marks, thereby impeding the Company’s ability to build brand identity and possibly leading to customer confusion. Any claim by another party against the Company or customer confusion related to the Company trademarks, or the Company’s failure to obtain trademark registration, could harm the Company business, operations and financial condition.

Operating Agreement Provides for Binding Arbitration to Settle Disputes Between Company and Members, and Members Waive Their Right to Choice of Venue and Jury Trial.

Each Investor and Company Series Member will covenant and agree to settle any controversy, dispute or claim arising out of or relating in any way to the Operating Agreement or the performance of any obligations thereunder, by having representatives of the parties meeting in good-faith with a third-party mediator who has previously practiced law as a litigator, to resolve the controversy, dispute or claim. If unresolved following good-faith mediation, the parties agree that any continuing any controversy, dispute or claim arising out of or relating in any way to the Operating Agreement or the performance of any obligations thereunder shall be settled exclusively by arbitration filed in and administered by the American Arbitration Association (AAA) Miami, Florida office. Such arbitration shall be settled by arbitration administered by the AAA in accordance with its then prevailing Commercial (or other) Arbitration Rules, by one (1) independent and impartial arbitrator selected in accordance with such rules.

To the fullest extent permitted by applicable law, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with the Operating Agreement that are related to U.S. securities laws and not subject to arbitration, each Investor and Company Series Member will covenant and agree not to bring any claim in any venue other than the Fourth Judicial District Court for the State of Idaho in Boise, Idaho or if required by federal law, the United States District Court (the “USDC”) of Idaho in Boise, Idaho, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

In the event a Class A Member were to bring a claim against the Company, any Company Series or the Manager pursuant to the Operating Agreement and such claim was governed by state law, the Member would have to bring such claim in the Fourth Judicial District Court for the State of Idaho in Boise, Idaho. The Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Fourth Judicial District Court for the State of Idaho in Boise, Idaho and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

In the event the Company opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the Company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, the Company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern the Operating Agreement, by a federal or state court in the State of Idaho, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

The Company believes that this is the case with respect to the Operating Agreement and the Company’s and any Company Series’ interests. It is advisable that any prospective purchaser of any Class A Units consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement. Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or the Company’s interests serves as a waiver by any or beneficial owner of Company interests or by the Company of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any or beneficial owner of Company interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors and Members to bring a legal claim against the Company, any Company Series or the Manager due to geographic limitations and may limit a Member’s ability to bring a claim in a judicial forum that the Member finds favorable for disputes with the Company, Company Series or Manager. Furthermore, waiver of a trial by jury may disadvantage an Investor and Member to the extent a judge might be less likely than a jury to resolve an action in the Member’s favor. Further, if a court were to find the exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against Company, Company Series or Manager, then there would be an expectation of the incurrence of additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect the Company and Company Series’ business, results of operations and financial condition.

Tax Risks to Investors Due to Company Structure and Designations

There are a number of substantial federal income tax risks relating to the intended business of the Company and any Company Series which affect the advisability or suitability in investing in Class A Units from this Offering. No rulings have been sought from the Internal Revenue Service (IRS) with respect to any tax-related matters and each potential Investor should consult his, her or the entity’s own tax advisor as to the relevant tax considerations and as to how those considerations may affect any investment and to determine whether an investment in Company is a suitable investment for that person or entity. Set forth below are some of the tax risks relating to an investment in Company and this list is intended to be informative through not all-inclusive regarding tax-related matters. POTENTIAL INVESTORS ARE NOT TO CONSTRUE ANY OF THE CONTENTS OF THIS OFFERING CIRUCLAR AS TAX ADVICE AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS RELATING TO AN INVESTMENT IN COMPANY.

Significant and fundamental changes in the federal income tax laws have been made in recent years and additional changes are likely in the future. Any such change may affect Company, any Company Series and the Members. Moreover, judicial decisions, regulations, or administrative pronouncements could unfavorably affect the tax consequences of an investment in the Company.

Treasury Regulations under Section 7701 of the Internal Revenue Code of 1986, as amended provide that a domestic business entity, other than a “corporation,” may elect whether to be treated as a partnership or an association (taxable as a corporation) for federal income tax purposes. Treasury Regulation Section 301.7701-2(b) defines “corporations” to include corporations denominated as such under applicable law, associations (that elect to be classified as such), joint stock companies, insurance companies, and other business entities, not including partnerships. Under a default rule in the Treasury Regulations, partnerships formed under a state statute, such as the Company, are treated as partnerships for federal income tax purposes, unless such entities affirmatively elect to be treated as associations taxable as corporations. The Company and Company Series does not intend to elect to be treated as an association nor taxable as a corporation for federal income tax purposes.

The proper federal income tax treatment of all Company or Company Series items will be determined at the member level. Adjustments, if any, resulting from a Company or Company Series audit will result in corresponding adjustments of Company and Company Series items reflected on the Members’ own tax returns. In addition, the Manager will be initially designated as the “Tax Matters Member,” and, as such, has primary responsibility for member level matters involving the IRS, including the power to extend the statute of limitations for all members as to Company or Company Series items.

Each Investor and Member must include in his, her or the entity’s gross income for federal income tax purposes their distributive share of Company Series income. Such income is subject to taxation without regard to whether any cash or property is distributed to such Member. Taxable income may exceed distributable cash because of differences in timing and possible expenditure of cash for nondeductible items. Taxable income also may exceed distributable cash because of amounts paid by Company or Company Series to lenders to repay principal on any Company or Company Series borrowings.

RISKS RELATED TO EMPLOYEE BENEFIT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties.

There are special considerations that apply to investing in the Company’s Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;
2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
4.	The investment will not impair the liquidity of the trust, plan or IRA;
5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;
6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and,
7.	The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

DILUTION

A total of seven hundred fifty thousand (750,000) Class A Units of the Company and all Company Series thereunder are authorized and unissued prior to this Offering. Class A Units are offered at a price of one hundred U.S. dollars ($100.00) per Class A Unit and the amount of Class A Units authorized and issuable for a particular Company Series will be specified within the relevant Series Designation. The aggregate percentage interests of the Class A Units in a Company Series shall represent a fixed percentage of the total equity interests in that Company Series and the specific aggregate percentage interests of the Class A Units shall be defined in the relevant Series Designation in which an Investor subscribes.

Class B Units are authorized and issuable by the Company to Class B Members. Class B Units are anticipated to be offered at a price of one hundred U.S. dollars ($100.00) per Class B Unit though the offering price for a particular Company Series shall be specified within the relevant Series Designation. The amount of Class B Units authorized and issuable for a particular Company Series will be specified within the relevant Series Designation. Class B Units are reserved for and authorized to be issued to a material project participant and supporter at the founding of a Company Series for cash consideration, if any, in amounts specified within the Series Designation. The amount of cash consideration, if any, contributed to a Company Series by the Class B Member and the aggregate percentage interests of the Class B Units in a Company Series shall be negotiated and agreed to between the Manager and the project participant and supporter prior to entering into any formal agreements between the parties to perform any activity on behalf of a Company Series. Class B Units are anticipated to represent a fixed percentage of the total equity interests in a particular Company Series and the capital contribution for the specified aggregate percentage interests of the Class B Units in the Company Series shall be defined in the relevant Series Designation. Class B Units are not offered to the public in this Offering.

One thousand (1,000) Class C Units were authorized and issued to the Manager, VestFundr Management LLC, as the initial member at the founding of the VestFundr, LLC for no cash consideration. The amount of Class C Units authorized and issued for a particular Company Series will be specified within the relevant Series Designation. The Class C Units, in the aggregate, shall represent a fixed percentage of the equity interests in any Company Series thereunder and the aggregate percentage interests of the Class C Units in the particular Company Series shall be defined in the relevant Series Designation. Class C Units are not offered to the public in this Offering.

As a result, the relative economic value of the Class A Units of any Company Series issued through this Offering will be immediately diluted by the total aggregate percentage equity interests of the Class B Units and the Class C Units as those aggregate percentage interests are defined in a particular Company Series Designation.

With respect to the VestFundr, LLC Series Sagemont Subdivision, the Class A Members possess a twenty-six percent (26%) aggregate Percentage Interest, the Class B Members possess a forty-nine percent (49%) aggregate Percentage Interest, and the Class C Members possess a twenty-five percent (25%) aggregate Percentage Interest; therefore, the Class A Members economic value as an equity claimant on the economic value of the VestFundr, LLC Series Sagemont Subdivision is diluted by approximately seventy-four percent (74%) without consideration for any Preferred Return accruing to Class A Members or priority on capital recovery under certain conditions.

The Company may engage in other financings including future equity raises for the Company or any Company Series. In the event the Company sells equity securities subsequent to an Investor’s purchase of Class A Units in any Company Series through this Offering or future offerings, the Investor’s proportionate ownership of the specific Company Series in which the Investor has subscribed will be diluted.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to the Company Series specific subdomain of VestFundr.com (the “Platform”) to invest. The Company has engaged Texture Capital, Inc. (“Texture”), an independent FINRA broker-dealer to assist with the Class A Units sales in exchange for a one percent (1%) commission fee on the aggregate Class A Units sales not to exceed seven hundred fifty thousand U.S. dollars ($750,000). Texture will be entitled to an additional five percent (5%) Direct Sales commission fee for capital raised for the Company through the direct efforts of Texture up to fifteen million U.S. dollars ($15,000,000) of Class A Units with a Direct Sales commission fee to Texture not to exceed seven hundred fifty thousand U.S. dollars ($750,000). The total compensation amount payable to Texture via aggregate sales and Direct Sales commissions in connection with this Offering is not to exceed one million five hundred thousand U.S. dollars ($1,500,000).

The Offering is conducted on a “best-efforts” basis through the efforts of the Company, Manager and the members, Officers and employees of the Company and Manager. No Commissions or any other remuneration for the Class A Unit sales will be provided to the Company, the Manager, the members, any Officer, or any employee of the Company or the Manager, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.

The Company will not limit or restrict the sale of the Class A Units during this twelve (12) month Offering other than any ownership limitations specified in the Company Operating Agreement or a Company Series Designation, if any. While the Manager does not anticipate designating the Company or any Company Series as a real estate investment trust (REIT), ownership limitations on either (i) the number of, or (ii) the value of Class A Units in a specific Company Series may be limited to a threshold percentage of the aggregate value of a specific Company Series if the Company and Manager has designated the Company or a specific Company Series as a REIT. Ownership limitations in the Company or any Company Series can be waived or modified by the Company and Manager in accordance with the terms of the Operating Agreement.

No market exists for any Company Class A Units and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any of the Class A Unit securities to be offered.

The Company, Manager and members, Directors, Officers, and employees of the Manager are primarily engaged in the Company’s business of real estate development and management, and none of them are, or have ever been, brokers or dealers of securities in the United States. The Company, Manager and members, Directors, Officers, and employees of the Manager will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Manager and the members, Directors, Officers, and employees of the Manager are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) neither the Company nor any member, Director, Officer, or employee of Manager is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) neither the Company nor any member, Director, Officer, or employee of Manager will be compensated in connection with his or her participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) neither the Company nor any member, Director, Officer, or employee of Manager is an associated person of a broker or dealer; (4) the Company and the members, Directors, Officers, and employees of Manager primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) neither the Company nor any member, Director, Officer, or employee of Manager has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) neither the Company nor any member, Director, Officer, or employee or Manager is anticipated to participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

Texture has agreed to act as the Broker of Record and placement agent to assist the Company with the sales of the Class A Unit securities in connection with this Offering. Texture is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. However, Texture has agreed to use their best efforts to arrange for the sale of the Class A Units offered through this Offering Circular.

The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential Investors, the internet, social media, and any other means of widespread communication. This Offering Circular will be furnished to prospective investors via download twenty-four (24) hours per day, seven (7) days per week at the Company Series specific subdomain on the Platform at VestFundr.com and via the SEC EDGAR filing system.

The following table shows the total discounts and commissions payable to Texture in connection with this Offering by the Company:

	Price Per Unit	Total Offering
Public Offering Price	$100.00	$75,000,000.00
Placement Agent Commissions	$1.00	$750,000.00
Proceeds, Before Expenses	$99.00	$74,250,000.00

Other Broker-Dealer Terms

Texture has also agreed to perform the following services in exchange for the compensation discussed above:

  Consultation regarding fundraising strategy, development of messaging, and advise on pitch deck content,
  Identify prospective Investors and arrange introductions,
  Assist with use of the Client Platform website where potential and current Investors begin the process of on-boarding/investing by entering their interest, required personal information and review and sign all Offering related documentation,
  Coordination with the registered transfer agent, escrow agent, and legal partners of the Company,
  Performing Anti-Money Laundering (AML)/Know Your Customer (KYC) checks on all Investors, and,
  Providing other financial advisory services normal and customary for Regulation A offerings as may be mutually agreed upon by Texture and the Company.

In addition to the compensation derived from the Class A Units sales described above, there will be a one-time consulting fee (“Consulting Fee”) of ten thousand U.S. dollars ($10,000), due and payable to Texture upon execution of the Broker-Dealer Agreement. The Consulting Fee will cover expenses anticipated to be incurred by Texture such as due diligence expenses, working with the Company’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. In the event the Company seeks to include additional Series LLC entities in this Offering, Texture shall receive an additional Consulting Fee in an amount of seven hundred fifty U.S. dollars ($750) for each new Series LLC entity up to a maximum of one hundred (100) additional entities. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A).

The Company will also be responsible for all FINRA filing fees associated with the offering (“Filing Fees”). The Filing Fees are estimated to be eleven thousand seven hundred fifty U.S. dollars ($11,750), comprising the one-time FINRA standard document fee of five hundred dollars ($500), plus 0.015% of the proposed maximum aggregate offering of seventy-five million dollars ($75,000,000) equaling eleven thousand two hundred fifty U.S. dollars ($11,250).

SELLING SECURITYHOLDERS

There are no selling securityholders in this Offering.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Company Series, as of the date of this Offering Circular.

Series Name	Offering Price per Series Class A Unit	Minimum Subscription per Investor	Minimum Offering Amount	Maximum Offering Amount	Maximum Series Interests*
Sagemont Subdivision	$100.00	15 Class A Units ($1,500.00)	$1,000,000	$5,000,000	50,000

*: Assumes subscription for and the issuance of the Maximum Offering Amount

COMPANY SERIES SECURITIES BEING OFFERED

VestFundr, LLC Series Sagemont Subdivision

The formation of VestFundr, LLC Series Sagemont Subdivision aims to provide an opportunity for investors to own a stake in the proposed Sagemont Subdivision represents a unique opportunity to bring high-quality housing to Star, Idaho, one of the fastest-growing cities in the Treasure Valley region of Idaho. The approximately sixty-eight and sixty-five hundredths (68.65) acre project site located at 4401 N. Pollard Lane and 4453 N. Pollard Lane is intended to deliver a livable, community-focused neighborhood totaling approximately one hundred sixty-two (162) residential units designed to meet growing demand for attainable housing in the region. The project is anticipated to include the development and sale of sixty-one (61) lots, construction and sale of sixty-five (65) single-family homes and the construction and sale of thirty-six (36) townhomes contained within six (6) independent structures. The project will be developed under the VestFundr investment platform, enabling capital to flow directly into the subdivision through the structured Regulation A Series offering of VestFundr, LLC. The Company is offering to prospective investors Class A LLC Membership Interests in the form of Class A Units in the VestFundr, LLC Series Sagemont Subdivision.

The VestFundr, LLC Series Sagemont Subdivision is defined by the terms and specifications included within the Series Designation provided herewith as Exhibit 3c. The VestFundr, LLC Series Sagemont Subdivision will possess three (3) classes of members; Class A for investors, Class B for material participants and Class C for the Series Manager. The Class B member is anticipated to be Cedar & Sage, LLC who will be the entity providing the on-site development and construction management service provider enabling execution of the Sagemont Subdivision project. The Class A members will receive twelve percent (12%) per annum, non-compounded return on their outstanding and unreturned capital contributions (the “Preferred Return”). As specified in the VestFundr, LLC Series Sagemont Subdivision Series Designation, the aggregate Percentage Interests, or equity ownership on economic value, shall be twenty-six percent (26%) for Class A members, forty-nine percent (49%) for Class B members and twenty-five percent (25%) for Class C members. Please see “Securities Being Offered” section below for greater detail regarding VestFundr, LLC Series Sagemont Subdivision Class A Units.

USE OF PROCEEDS

The net proceeds to the Company will vary depending upon the total number of Class A Units sold. There is no guarantee that the Company will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds the Company raises in this Offering, if any, may differ.

VestFundr, LLC Series Sagemont Subdivision

The total cost to acquire an ownership interest in the real property parcels identified and participate in the development of the planned Series Sagemont Subdivision, including applicable fees, expenses and reserves is approximately five million U.S. dollars ($5,000,000).

The Company estimates that gross proceeds derived from the offering of VestFundr, LLC Series Sagemont Subdivision Class A Units will be five million U.S. dollars ($5,000,000), assuming the Maximum Offering Amount of this Series offering is sold, the gross proceeds are anticipated to be used in the following order of priority:

Use	Amount	Percentage of Gross Proceeds
Gross Offering Proceeds	$ 5,000,000	100%
Selling Commissions [1]	$ 60,000	1.2%
Net Offering Proceeds	$ 4,940,000	98.8%

Capital Expenditures and Reserves
Equity Funding for Development Activity [2]	$ 4,640,000	92.8%
Operating Expenses
Legal, Accounting and Administrative	$ 80,000	1.6%
Organizational Expenses [3]	$ 120,000	2.4%
Asset Management Fee [4]	$ 100,000	2.0%
Total Net Offering Proceeds	$ 4,940,000	98.8%

1. The Company shall pay a one-time consulting fee (“Consulting Fee”) of ten thousand U.S. dollars ($10,000) and selling commissions in an amount equal to one percent (1%) to the FINRA Broker of Record, Texture, for all capital raised through this Offering and potentially five percent (5%) for capital raised for the Company Series by direct efforts of Texture.

2. Estimated equity funding required to secure development-related financing for the site development activities and construction of real property improvements for retail sales.

3. The Company, through funds raised from Company Series offerings, shall reimburse Manager, VestFundr Management LLC, for costs related with forming the Company and preparing and filing the Form 1-A Offering Circular and those expenses related to the services of a transfer agent, escrow fees, marketing costs, audited financial statements, and legal expenses. The Company will reimburse these organizational expenses to the Manager without interest or fee. The Manager will only request reimbursement once the Company has raised more than $1,000,000 and will limit such fees to $120,000 should only $1,000,000 be raised.

4. The Company Series shall pay the Manager an annual Asset Management Fee equal to two percent (2%) of the total value of Company assets under management. The Asset Management Fee shall be paid at times at the sole discretion of the Manager. It is anticipated that the Asset Management Fee will be paid from cash generated from Sagemont Subdivision residential unit sales and income.

Acquisition and operating expenses and certain other administrative costs that are advanced by the Manager will be reimbursed out of the net proceeds of the VestFundr, LLC Series Sagemont Subdivision offering. See “Manager Expense Reimbursement” below.

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

DESCRIPTION OF THE BUSINESS

VestFundr Summary and Purpose

VestFundr was founded by seasoned entrepreneurs and real estate investors Ronald Walsh and Robert Croak, who quickly connected during an inspiring meeting in Boise, Idaho. United by a shared belief that high-quality real estate investments shouldn’t be limited to the wealthy, they set out to create a platform that gives everyday investors a real opportunity to build wealth.

VestFundr’s mission is to democratize real estate investing. The platform provides access to institutional-grade opportunities—traditionally reserved for insiders—empowering everyone from first-time investors to seasoned professionals to participate in real estate ownership.

Backed by over seventy-five (75) years of combined successful business experience, the VestFundr leadership team brings a proven track record in acquiring, developing, and managing high-performing assets nationwide, including multifamily housing, luxury rentals, and self-storage facilities. With a disciplined, data-driven approach and a national footprint, VestFundr is built to unlock long-term value for its investors.

As a Regulation A+ offering, VestFundr is built around accessibility, transparency, and growth. Whether you invest one thousand five hundred U.S. dollars ($1,500) or five hundred thousand U.S. dollars ($500,000), the platform is designed to offer a smarter, simpler way to diversify your portfolio with tangible, income-generating real estate assets.

Real estate investing, reimagined—one property at a time.

History of the Business

VestFundr, LLC (the “Company”) is a Delaware series limited liability company formed on August 11, 2025, pursuant to the Delaware Limited Liability Company Act. The Company’s principal office is located at 8 The Green, Dover Delaware. The Company is managed by a Manager, VestFundr Management, LLC, which is controlled and operated by its two (2) Managing Principals, Ronald Walsh and Robert Croak who collectively have significant experience in real estate investment, construction and development, corporate finance, marketing, and entrepreneurial business operations.

Since inception, the Company has been engaged in the organizational and administrative development necessary to operate as a real estate investment platform for investors to participate in a variety real estate assets or projects. The Company has adopted an Operating Agreement that provides for the establishment of separate series of limited liability interests (each, a “Series” and collectively, the “Series”) under the Company. Each Company Series is intended to participate in one or more phases of a real property project including acquisition, development, construction, management, operation or disposition of a single real estate asset or development project or a portfolio of related real estate assets. Each Company Series may possess different expected periods of investment ranging from a short-term period of months up to a longer-term period of multiple years. This Company Series structure is intended to allow investors to choose from individual real property-related investment opportunities that align with their individual investment preferences and risk profiles.

Each Series will maintain separate books, records, and bank accounts, and its liabilities and obligations will be separate and distinct from those of the Company and any other Series of the Company, to the extent required under Delaware law and as set forth in the Company’s Operating Agreement. In furtherance of this “separate and distinct” entity status, each Series is intended to be a registered Series in accordance with Delaware law. In the discretion of the Manager, each Series may be structured to qualify and elect to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, provided the Series meets all applicable requirements.

Perceived Business Opportunity

The Company was formed to provide investors with access to individual real estate investment opportunities across multiple U.S. states. These opportunities are expected to offer potential for capital appreciation, geographic diversification, and exposure to real estate projects and markets identified by the Manager as having favorable risk and return characteristics.

The Company is structured to offer interests in individual and separate Company Series, each of which will acquire and hold a distinct real estate asset or participate in a specific real estate development project. The Manager intends to identify and evaluate investment opportunities sourced from a pipeline of private real estate transactions, with the objective of selecting projects that offer attractive risk-adjusted returns.

Each Company Series is expected to provide capital—primarily equity financing—to real estate developers, builders, or project sponsors at various stages of project development, including land acquisition, entitlement, construction, or stabilization. In return for such capital contributions, each Series anticipates receiving a negotiated equity interest or other participation rights in the applicable real estate project. Subject to the terms of each transaction and Series Designation, Members of the applicable Series may be entitled to share in the economic proceeds of the project, including distributions of profits or returns generated upon asset sale, refinancing, or other liquidity events.

The Company’s structure is intended to offer investors the ability to allocate capital to specific Series based on their individual investment objectives and preferences, while benefiting from professional management, deal sourcing, and risk evaluation conducted by the Manager.

The Company’s Business Plan

VestFundr, LLC (the “Company”) was organized to operate as a real estate investment platform through which investors may participate in specific real property and real estate-related investment opportunities. The Company’s primary objective is to generate current income and/or capital appreciation through the acquisition, improvement, management, and eventual disposition of real property and related assets. Investment targets may include residential, commercial, mixed-use, and light industrial properties located within regions identified by the Manager as having favorable investment characteristics.

The Company will leverage the industry experience, market knowledge, and professional networks of the Manager to source and evaluate investment opportunities. Subject to the discretion of the Manager, the Company may invest across multiple asset classes, including but not limited to:

  Single-family and multi-family residential properties
  Office and commercial buildings
  Mixed-use developments
  Light industrial and warehouse properties
  Age-restricted housing and apartment communities
  Multi-tenant commercial and self-storage facilities

In certain instances, the Company may also provide capital to opportunistic real estate development or acquisition projects sponsored or co-sponsored by the Manager or its affiliates. Investments may be structured as equity interests, preferred equity, or secured loans, depending on the specific project and risk profile. The Company may seek to earn rental income from ownership interests in real property and/or capital appreciation from the eventual sale or refinancing of such properties. The Company may also participate in secured, short-term real estate loans, which are expected to provide higher interest rate yields.

Lastly, the Company may participate in the development entitlement process, or the land use entitlement process, which are the legal processes in which a real estate developer or landowner seeks to obtain government approval for their development plans. The developer must secure all required entitlements, including zoning, density, design, use, and occupancy permits before they can begin to build. The entitlement processes are another avenue where the Company can participate in adding value to real property and also participate in the receipt of the economic value when the entitled property is transferred or disposed at an increased market value.

As of the date of this Offering Circular, the Company has not liquidated any Company Series and has not sponsored any prior programs resulting in the liquidation of any real property investment.

Anticipated Partnerships

The Company anticipates forming strategic relationships with experienced real estate sponsors, property owners, developers, builders, and operators in connection with the acquisition, development, management, operation or disposition of real property assets held by each Series of the Company. These mutually beneficial are expected to provide the Company with access to high-quality real estate projects, local market expertise, and operational efficiencies.

The founders of VestFundr, LLC have extensive experience in various real estate asset classes and geographic markets across the United States. Their background includes both direct ownership and collaboration with institutional and privately held firms, including those with established operational structures and formal management systems. This experience is expected to support the Company’s ability to evaluate and align with reputable and experienced counterparties for each Series investment.

Through these anticipated mutually beneficial relationships, the Company intends to leverage third-party participant’s expertise in areas such as asset acquisition, construction, property management, leasing, and project disposition. The Manager will maintain oversight and final decision-making authority with respect to all Series-level partnerships, and each such relationship will be subject to due diligence and review to ensure alignment with the investment objectives of the applicable Company Series.

Company Target Markets

The Company intends to build a diversified portfolio of real property investments through the establishment of individual Series, each of which will acquire or participate in a distinct real estate asset or development project. Initially, the Company expects to pursue investment opportunities through ventures with quality sponsors with extensive experience in the selected asset class and immersed in target markets. VestFundr LLC founders have extensive experience in the states of Ohio, Arizona, Texas, Idaho, Washington, and Montana. These markets have been identified by the Principals of the Manager as offering attractive fundamentals and potential for long-term value creation.

The Company’s investment strategy includes mitigating risk through geographic diversification, investment in varied asset classes and property types, flexible investment structures, strategic exit planning, and adaptable capital allocation on a per-Series basis.

As the Company’s operations expand, it intends to further diversify its real estate holdings by engaging with additional experienced development partners vetted by the Manager. These future investments may involve co-sponsorships or joint ventures with local landowners, builders, and developers in regions with strong demographic and economic growth indicators.

The Company anticipates that future target markets may include, but are not limited to, selected metropolitan and suburban areas in the states of Florida, California, and Texas. All investment opportunities will be subject to due diligence by the Manager and assessed for alignment with the risk and return objectives of the applicable Series.

Acquisition Process

The acquisition of real property assets will generally be sourced, evaluated, and negotiated by the Company’s Manager. Real property or any real property-related project determined to be appropriate for Company capital investment may be acquired directly by the applicable Series of the Company or, in certain cases, by the Manager or one or more of its affiliates with the intention of transferring such assets to the appropriate Series following completion of the applicable offering.

Each Company Series will be established for a real property investment related purpose including acquiring, holding, managing, or improving and eventually disposing of a specific real estate asset or investment. Upon identification of an asset, the Company intends to raise capital through an offering of membership interests in the applicable Series in the form of Class A Units and may also obtain additional funding through debt financing or equity partnerships, to facilitate the acquisition, development, and/or improvement of real property for future disposition.

In circumstances where the Manager or an affiliate initially acquires real property on behalf of a Company Series, such property may subsequently be sold to the Series upon successful completion of its offering. The purchase price paid by the Series in such instances will generally be equal to the original acquisition cost, including but not limited to:

  The purchase price paid by the Manager or affiliate
  Closing and transaction-related expenses
  Reasonable holding costs
  Any documented improvements or renovation expenditures
  Any fees payable to the Manager in accordance with the Operating Agreement or applicable Series Designation or agreements

Alternatively, if a Company Series acquires a property directly from a third-party seller, the Series will likely utilize proceeds from its offering to fund the acquisition. The Manager or its affiliates may elect to provide bridge financing to the Series in the form of a short-term loan to facilitate the acquisition. Such loans, if provided, may be unsecured and non-interest bearing, and are intended to be repaid in full upon completion of the offering. The Manager or an affiliate may also arrange or guarantee third-party financing on behalf of the Series, and may receive reasonable fees for such services, which would be disclosed in the offering materials for the relevant Series.

The Manager and its affiliates may invest in one or more Company Series, either by purchasing interests on the same terms as offered to other investors or by leaving a portion of advanced funds invested in the Series. In such cases, the Manager or affiliate may seek reimbursement for any amounts not designated as equity investment, subject to the terms and limitations set forth in the Series Designation and the Company’s Operating Agreement.

The Sagemont Subdivision

Project and Property Summary

The proposed Sagemont Subdivision development project is anticipated to include the development and sale of sixty-one (61) lots, construction and sale of sixty-five (65) single-family homes and the construction and sale of thirty-six (36) townhomes contained within six (6) independent structures with various common amenities over a total of sixty-eight and sixty-five hundredths (68.65) acres that consists of three (3) adjacent parcels land: S0333220000, S0333212580, and S0333212510. Parcel S0333220000 is approximately forty (40) acres of open grazing land, Parcel S0333212580 consists of approximately thirteen and one tenth (13.1) acres possessing a single-family residence built in approximately 1978 and the street address of 4401 N. Pollard Lane, Star, Idaho, and Parcel S0333212510 consists of approximately fifteen and one-half (15.5) acres of open grazing land and possessing the street address of 4453 N. Pollard Lane, Star, Idaho. The combined project parcel is located within both unincorporated Ada County, Idaho and the Star, Idaho city limits. The Star, Idaho zoning for the eastern edge of the proposed residential project is identified as a high-density zone (R-14-DA). Portions of the parcels are as identified as potentially containing “Hillside Area Slope >25%” which by Star City Building Code is not suitable for improvements and the location of these sloped areas within the proposed project parcel will influence the subdivision’s design and development decisions. The Comprehensive Plan Future Land Use Map approved by Star City Council on June 7, 2022 identifies the location of the project parcel as intended to be “High Density Residential 10+ Units/Acre.” Source: City of Star Comprehensive Plan, Last Updated June 7, 2022, p.40, https://www.staridaho.org/DocumentCenter/View/292/2022-Star-Comprehensive-Plan---Approved-6-7-22-PDF

The figure below illustrates the combined project parcels relative to their surrounding features in northern Star, Idaho.

Parcel S0333220000 is currently titled to the D’Agostino Joyce living Trust 4/25/23 and is secured for the Sagemont Subdivision project under an option to purchase agreement held by Boglan Development, LLC, a wholly-owned subsidiary of Cedar and Sage Companies, LLC the anticipated Class B Member of the VestFundr, LLC Series Sagemont Subdivision. Parcel S0333212580 is currently titled to the Boise Valley Land Holdings, LLC and is secured for the Sagemont Subdivision project under an option to purchase agreement held by Cedar and Sage Companies, LLC. Parcel S0333212510 is currently titled to the D’Agostino Joyce living Trust 4/25/23 and is secured for the Sagemont Subdivision project under an option to purchase agreement held by Boglan Development, LLC, a wholly-owned subsidiary of Cedar and Sage Companies, LLC.

This project includes proposing to the City of Star and receiving permission for the annexation of the Sagemont Subdivision into the City of Star, a request for initial rezone of the site to R-2 zoning, and approval of a preliminary plat. The project also seeks the use of two (2) shared driveways in “hard to reach” areas of the planned subdivision. The Sagemont Subdivision is planned to possess one hundred twenty-six (126) single family residential lots and thirty-six (36) townhomes units within six (6) individual structures along North Pollard Lane. The topography of Sagemont Subdivision creates a beautiful area for view lots along the ridges and natural open spaces along the slopes and valleys. Amenities are anticipated to include a club house with in-ground pool, pickleball courts, walking trails through the natural areas and picnic shelters for a variety of social gatherings. The lots will range in size from one (1) acre along the northwest boundary, larger three-tenths (0.3) to half (0.5) acre view lots looking out from the ridges and smaller two-tenths (0.2) to one-third (0.34) acre clustered lots in the center areas of the project parcel. This residential development is intended to add value to the surrounding area, provide new housing opportunities for individuals and families, and enhance the character and beauty of this part of the City of Star.

The plat plan for the proposed Sagemont Subdivision is provided below:

LEGEND
SURVEYED PARCEL BOUNDARY
LOT BOUNDARY
RIGHT-OF-WAY BOUNDARY
ROADBOOK RIGHT-OF-WAY BOUNDARY
EXISTING EASEMENT BOUNDARY
SECTIONAL LINE
CENTERLINE
BOUNDARY REFERENCE LINE
FENCE LINE
EDGE OF DIRT DRIVE
EDGE OF PAVEMENT
BURIED COMMUNICATION
BURIED POWER
OVERHEAD WIRES
BUILDING EAVE
IRRIGATION DITCH
UNDERGROUND UTILITY FROM MAPPING ONLY
*SEE UNDERGROUND UTILITIES STATEMENT
AREAS WITH SLOPE GREATER THAN 25%
SIDE SETBACK
TYPICAL LOT
SCALE N.T.S.
GRAPHIC SCALE

Project Location, Market and Population Growth

The community of Star, Idaho offers small-town character, excellent schools, and close proximity to the larger cities of Boise and Meridian, Idaho. Amenities in the City of Star include the Star Riverwalk, greenbelt, parks, and retail located throughout the Central Business District. The project site provides easy access to local schools, employment centers, the Emmett Highway and Highway 44 intersection and the newly widened and extended Highway 16 for ease of commuting to other areas of the Treasure Valley Idaho region.

The population of Star, Idaho has doubled over the past decade, fueled by in-migration and strong economic fundamentals. The population of Star, Idaho has increased from 648 in 19971 to 5,793 according to the 2010 Census2, to 11,117 in 2020 according to the United States Census Bureau3 and most recently to approximately 16,333 in 20234. This population growth is indicative of the overall desirability to reside in this area and the increased demand for suitable housing within the city limits of Star, Idaho.

Sources: (1) City of Star Comprehensive Plan, Last Updated June 7, 2022, p.16; https://www.staridaho.org/DocumentCenter/View/292/2022-Star-Comprehensive-Plan---Approved-6-7-22-PDF

(2) Idaho Department of Labor; https://lmi.idaho.gov/wp-content/uploads/publications/2010/Census/Race-by-Place-2010.pdf

(3) United States Census Bureau: https://data.census.gov/all?q=Star+Idaho

(4) Neilsburg Research; https://www.neilsberg.com/insights/star-id-population-by-year/

Proposed Sagemont Subdivision Project

The Development Plan for the Sagemont Subdivision includes the following steps:

1. Secure entitlements & preliminary plat approval
2. Close on land post-entitlement
3. Complete construction drawings & approvals
4. Install horizontal improvements (roads, utilities, amenities)
5. Gain final plat approval
6. Secure building permits
7. Begin phased vertical construction in ten (10) to fifteen (15) unit blocks
8. Deliver and sell homes in phases until project completion

To date, the Sagemont Subdivision is fully immersed in steps one (1) through (3) and anticipates initiating step four (4) on or about August 2026.

Sagemont Subdivision Project Summary

The following is a summary of the proposed Sagemont Subdivision project comprising the VestFundr, LLC Series Sagemont Subdivision opportunity:

Project Name:	Sagemont Subdivision
Project Location:	Star, Idaho
Project Total Acres:	68.65
Total Plat Lot Count:	162
Residential Unit Types:	Single-family & Townhomes
Project Density:	2.4 homes per acre
Total Residential Units in SqFt:	216,790
Project Length:	4.1 years
Projected Development Start Date:	8/1/26
Projected Development End Date:	8/1/30

Proposed Development of Sagemont Subdivision Plat

Real Property Unit Type	Floorplan Sq Ft	Unit Count	% of Subdivision Plat
Townhomes	1,750	36	22%
Single-Family Residential (SFR)	2,366	65	40%
Vacant Lots	N/A	61	38%

N/A: Not Applicable

Proposed Sagemont Subdivision Timeline – Summaries

The Sagemont Subdivision is projected to consist of three (3) stages which include the (i) land development or horizontal stage, (ii) residential construction or vertical stage, and (iii) unit sales stage. The three (3) stages are broken down into periods of various length and expected to run concurrent at times. The following tables summarize the anticipated numbers and length of the phases within the stages as well as the anticipated details for associated each stage.

	Number of Phases	Avg. Months of Construction Per Phase	Avg. Homes Per Month
Land Development (Horizontal) Stage	2	8.0	N/A
Residential (Vertical) Construction Stages	4	6.5	6.2
Unit (Lot & Residential) Sales Stages	4	7.0	9.9

Proposed Sagemont Subdivision Timeline – Construction Phases

	Starting Month	Months in Phase	Ending Month	Financing Phase	Financed By	Cost Allocation
Land Purchase 1	1	NA	NA	Phase 1	Primary Loan
Phase 1 Land Development	1	8	8	Phase 1	Primary Loan	Straight-Line
Phase 1 Vertical	9	6	14	Phase 1	Primary Loan	Straight-Line
Phase 2 Vertical	15	6	20	Phase 1	Secondary Loan	Straight-Line
Land Purchase 2	21	NA	NA	Phase 2	Primary Loan
Phase 2 Land Development	21	8	28	Phase 2	Primary Loan	Straight-Line
Phase 3 Vertical	29	6	34	Phase 2	Primary Loan	Straight-Line
Phase 4 Vertical	35	8	42	Phase 2	Secondary Loan	Straight-Line

Proposed Sagemont Subdivision Timeline – Sales Phases

	Starting Month	Months in Phase	Ending Month	Townhomes	Single-Family	Lots
Phase 1 Sales	14	6	19	0	21	30*
Phase 2 Sales	20	6	25	0	21	11
Phase 3 Sales	34	6	39	0	20	20
Phase 4 Sales	40	10	49	36	3	0

*: Lot sales are anticipated to begin after completion of Phase I of Horizontal Development in approximately Month 9 of the overall Sagemont Subdivision project.

VestFundr, LLC Series Sagemont Subdivision Pro Forma - Members and Sources of Capital

The Company has produced pro forma forecasts to estimate the revenues, development and construction expenses, financing costs and estimated net profit from the completion of the Sagemont Subdivision as identified in the proposed plat. The Company has produced pro forma forecasts to estimate the funding requirements, sources and timing of those funding requirements for each of the construction phases identified above. The following tables identify these estimated equity and secured debt funding requirements for the Sagemont Subdivision project and the timing thereof.

Proposed Sagemont Subdivision Timeline – Equity Funding

		Month of Phase Beginning	Month of Phase End	Total Equity Required	Class A Unit Equity Required	Class B Unit Equity Required
Phase 1	Primary Loan	1	14	$3,046,761	$2,742,084	$304,676
Phase 1	Secondary Loan	15	20	$-	$-	$-
Phase 2	Primary Loan	21	34	$2,104,989	$1,894,490	$210,499
Phase 2	Secondary Loan	35	49	$-	$-	$-

Proposed Sagemont Subdivision Timeline – Debt Funding

Phase 1 Debt Financing				Phase 2 Debt Financing
Phase 1 - Primary Loan				Phase 2 - Primary Loan
Loan-to-Value (LTV)	70%	Loan-to-Cost (LTC)	90%	Loan-to-Value (LTV)	70%	Loan-to-Cost (LTC)	90%

Average Finished Lot Value	$294,378	Loan Interest Rate	9.75%	Average Finished Lot Value	$215,670	Loan Interest Rate	9.75%
Remaining Finished Lots	62	Loan Origination Fee	1.75%	Remaining Lots	59	Loan Origination Fee	1.75%
Average Entitled Lot Value	$83,876	Loan Guarantor Fee	0.50%	Average Entitled Lot Value	$69,729	Loan Guarantor Fee	0.50%
Remaining Entitled Lots	79			Remaining Lots	0

Value		Cost		Value	Cost
Homes	$17,850,000	Lot Costs	$19,000,515	Value Homes	$17,000,000	Lot Costs	$11,881,767
Remaining Finished Lots	$18,251,423	Home Costs	$8,658,904	Remaining Finished Lots	$12,724,526	Home Costs	$8,246,576
Remaining Entitled Lots	$6,626,169	Loan Costs	$2,808,186	Remaining Entitled Lots	$-	Loan Costs	$921,546
Total Value	$42,727,592	Total Cost	$30,467,605	Total Value	$29,724,526	Total Cost	$21,049,889
Max Loan Proceeds	$29,909,314	Max Loan Proceeds	$27,420,845	Max Loan Proceeds	$20,807,168	Max Loan Proceeds	$18,944,900

Loan Proceeds	$27,420,845	LTC Constrained		Loan Proceeds	$18,944,900	LTC Constrained
Equity Required	$3,046,761			Equity Required	$2,104,989
Less Cashflow	$-			Less Cashflow	$-
Net Equity Needed	$3,046,761			Net Equity Needed	$2,104,989
Excess Equity	$-			Excess Equity	$-

Phase 1 - Secondary Loan				Phase 2 - Secondary Loan
LTV	70%	LTC	100%	LTV	70%	LTC	100%
		Loan Interest Rate	10.00%			Loan Interest Rate	10.25%
		Loan Origination Fee	1.75%			Loan Origination Fee	1.75%
		Loan Guarantor Fee	0.50%			Loan Guarantor Fee	0.50%
Value		Cost		Value		Cost
Value Homes	$17,850,000	Home Costs	$8,658,904	Value Homes	$21,450,000	Home Costs	$10,954,644
Total Value	$17,850,000	Total Cost	$8,658,904	Total Value	$21,450,000	Total Cost	$10,954,644
Max Loan Proceeds	$12,495,000	Max Loan Proceeds	$8,658,904	Max Loan Proceeds	$15,015,000	Max Loan Proceeds	$10,954,644

Loan Proceeds	$8,658,904	LTC Constrained		Loan Proceeds	$10,954,644	LTC Constrained
Equity Required	$-			Equity Required	$-
Less Cashflow				Less Cashflow
Net Equity Needed	$-			Net Equity Needed	$-
Excess Equity	$-			Excess Equity	$-

VestFundr, LLC Series Sagemont Subdivision Pro Forma - Sources of Capital and Projected Expenses

The following table summarizes the proposed sources of capital, both equity and secured debt, and the estimated expenses to complete the Sagemont Subdivision project.

Summary of Sagemont Subdivision Pro Forma Capital Sources and Projected Expenses

Sources of Capital		% of Total		Per Lot		Per SqFt
Debt	$67,010,519	93%		$413,645		$309
Equity	$5,151,749	7%		$31,801		$24
Total Sources of Capital	$72,162,269	100%

Uses of Capital		% of Total		Per Lot		Per SqFt
Land & Site (Horizontal) Costs
Land Cost	$7,000,000	10%		$43,210		$32
Site (Horizontal) Costs
Hard Costs	$20,189,400	28%		$124,626		$93
Soft Costs	$3,692,882	5%		$22,796		$17
Total Site (Horizontal) Costs	$23,882,282	33%		$147,421		$110

Residence Construction (Vertical) Costs
Hard Costs	$33,519,395	46%		$206,910		$155
Soft Costs	$2,999,634	4%		$18,516		$14
Total Vertical Costs	$36,519,029	51%		$225,426		$168

Total Financing Costs	$4,760,958	7%		$29,385		$22

Total Uses of Capital	$72,162,269	100%	$		$

VestFundr, LLC Series Sagemont Subdivision Pro Forma - Sales Revenue and Projected Cost of Sales

The following tables summarize the anticipated gross revenue derived from retail sales of the vacant lots, single-family residences and townhomes within the completed Sagemont Subdivision and the estimated expenses, as a percentage of the unit’s retail price, related to unit retail sales.

Sagemont Subdivision Estimated Gross Sales Revenue per Unit

Units	Floorplan	Unit Sq Ft	Sales Price	Sales Price Per Sq Ft
36	Townhome	1,750	$525,000	$300.00
65	Single-Family	2,366	$850,000	$359.26
61	Lots	N/A	$279,753*	N/A

N/A: Not Applicable

*: Estimated Average Sales Price

Sagemont Subdivision Estimated Cost of Retail Sales

Fee Category	Estimated Fee*
Listing Fee	1.50%
Marketing Fee	1.50%
Selling Fee	3.00%
Concessions	1.00%
Closing Costs	0.50%
Total Sales Cost	7.50%

VestFundr, LLC Series Sagemont Subdivision Pro Forma - Summary

The Company has produced pro forma forecasts to estimate the revenues, development and construction expenses, financing costs and estimated net profit from the completion of the Sagemont Subdivision as identified in the proposed plat. The Company and anticipated participants have modeled the Sagemont Subdivision and estimate total net revenues from the sales of the sixty-one (61) vacant lots, sixty-five (65) single-family residences and thirty-six (36) townhomes will be approximately eighty-four million three hundred seventy-three thousand seven hundred thirty-eight U.S. dollars ($84,373,738). Total land development and horizontal costs are estimated to be thirty-four million six hundred twelve thousand fourteen U.S. dollars ($34,612,014), total vertical construction costs are estimated to be thirty-six million five hundred nineteen thousand twenty-nine U.S. dollars ($36,519,029) and total vertical construction financing costs are estimated to be one million thirty-one thousand two hundred twenty-six U.S. dollars ($1,031,226) for total Sagemont Subdivision expenses of approximately seventy-two million one hundred sixty-two thousand two hundred sixty-nine U.S. dollars ($72,162,269). Details with respect to total land development and horizontal costs (including financing expenses) and total vertical construction costs are provided in summary tables below. The estimated net profit derived from the completion of the Sagemont Subdivision is twelve million two hundred eleven thousand four hundred seventy U.S. dollars ($12,211,470).

The following table summarizes the pro forma anticipated net sales revenues, development, construction and financing expenses and net profit of the Sagemont Subdivision on an annual basis through completion of the project.

VestFundr, LLC Series Sagemont Subdivision Pro Forma – Income Summary by Year

	Year 1	Year 2	Year 3		Year 4	Year 5	Total Projected
Project Month:	(1 - 12)	(13 - 24)	(25 - 36)		(37 - 48)	(49 - 60)
Projected Period End Date:	Aug 2027	Aug 2028	Aug 2029		Aug 2030	Aug 2031
Net Sales Revenue	$4,516,701	$35,927,278	$17,012,260		$25,460,625	$1,456,875	$84,373,738
Costs
Land & Development Costs*	$(20,931,265)	$(8,483,091)	$(5,197,658)	$		$-	$(34,612,014)
Vertical Construction Costs	$(5,772,603)	$(11,545,206)	$(10,985,237)		$(8,215,983)	$-	$(36,519,029)
Vertical Loan/Financing Costs	$-	$(654,058)	$(109,886)		$(267,282)	$-	$(1,031,226)

Net Profit	$(22,187,167)	$15,244,923	$719,479		$16,977,359	$1,456,875	$12,211,470

*: Includes financing costs as detailed in Land Development Costs by Phase table below.

VestFundr, LLC Series Sagemont Subdivision Pro Forma – Class A Units

The Preferred Return and aggregate Percentage Interest of the Class A Units of the VestFundr, LLC Series Sagemont Subdivision are specified within the VestFundr, LLC Series Sagemont Subdivision Series Designation provided as Exhibit 3c and are twelve percent (12%) per annum and twenty-six percent (26%), respectively. The Preferred Return for Class A members is accruable and non-compounding and is anticipated to be paid to the Class A members after the return of their total Capital Contributions. The pro forma estimates anticipated a Class A Unit project equity contribution of approximately four million six hundred thirty-six thousand five hundred seventy-four U.S. dollars ($4,636,574) and earn a cumulative Preferred Return of approximately one million four hundred twenty-one thousand six hundred thirty-six U.S. dollars ($1,421,636) on this Class A Unit project equity contribution. Based upon the estimated net profit derived from the completion of the Sagemont Subdivision of twelve million two hundred eleven thousand four hundred seventy U.S. dollars ($12,211,470) and the Class A members possessing an aggregate Percentage Interest or equity ownership of twenty-six percent (26%), it is anticipated that the Class A members will receive total net distributable proceeds derived from the projected net income of the Sagemont Subdivision project of approximately three million one hundred eighty-nine thousand five hundred sixty-two U.S. dollars ($3,189,562).

The Company predicts from its Sagemont Subdivision pro forma cash flow analysis that the Class A members of VestFundr, LLC Series Sagemont Subdivision will begin to receive a return of their capital contributions during project year three (3) and with all capital contributions being returned by the end of project year four (4). The Company further predicts that the Class A members of VestFundr, LLC Series Sagemont Subdivision will receive payment of their accrued Preferred Returns during project year four (4). Lastly the Company believes the Class A members of VestFundr, LLC Series Sagemont Subdivision will begin to receive their allocation of the net profit from the completion of the Sagemont Subdivision during project year four (4) with all remaining project net profits being disbursed during project year five (5). The Class A member internal rate of return (IRR) over the assumed five (5) year life of the Sagemont Subdivision project, based upon the pro forma projections, is calculated to be approximately twenty-seven percent (27%).

VestFundr, LLC Series Sagemont Subdivision Pro Forma – Cashflow Summary for Class A Units

	Year 1	Year 2	Year 3	Year 4	Year 5	Total Projected
Project Month:	(1 - 12)	(13 - 24)	(25 - 36)	(37 - 48)	(49 - 60)
Equity Contribution	$(2,742,084)	$(1,894,490)	$-	$-	$-	$(4,636,574)
Equity Return	$-	$-	$324,980	$4,311,595	$-	$4,636,574
Preferred Return	$-	$-	$-	$1,421,636	$-	$1,421,636
Allocation of Net Profit (26%)	$-	$-	$-	$2,752,500	$437,063	$3,189,562
Total Cashflow	$(2,742,084)	$(1,894,490)	$324,980	$8,485,731	$437,063	$4,611,198

VestFundr, LLC Series Sagemont Subdivision Pro Forma – Expense and Net Revenue Summaries

In support of the Sagemont Subdivision pro forma summary tables provided above, the following tables provide additional detail from the Sagemont Subdivision pro forma projections as they relate to (i) land purchase expense and timing, (ii) land development expenses per horizontal phase, (iii) net revenue generated by lot sales, (iv) vertical construction costs and net revenues from residential unit sales and (v) net revenues from residential unit sales by vertical construction phase.

Proposed Sagemont Subdivision Land Purchase Summary

	Month	Dollar Amount	Financed By
Land Purchase 1	1	$4,240,876	Primary Loan
Land Purchase 2	21	$2,759,124	Primary Loan

Proposed Sagemont Subdivision Land Development (Horizontal) Costs by Phase

Month(s):		1 - 8	9 - 28	28
Development Phase:		Phase 1	Phase 2	Total Project	per Lot
Land Expense		$4,240,876	$2,759,124	$7,000,000	$43,210

Hard Costs
Offsite & Sewer/Water Extension		$2,000,000	$-	$2,000,000	$12,346
Water Tank		$1,500,000	$-	$1,500,000	$9,259
Lot Improvements [1]		$7,802,000	$7,426,000	$15,228,000	$94,000
Amenities		$500,000	$-	$500,000	$3,086
Contingency	5.0%	$492,569	$468,831	$961,400	$5,935
Total Hard Costs		$12,294,569	$7,894,831	$20,189,400	$124,626

Soft Costs
Loan Origination Fees		$479,865	$331,536	$811,401	$5,009
Loan Guarantor Fees		$180,399	$149,498	$329,896	$2,036
Loan Interest		$2,147,922	$440,513	$2,588,435	$15,978
Asset Management Fee	2.0%	$101,559	$161,707	$263,266	$1,625
Developer Fee	5.0%	$836,563	$478,295	$1,314,858	$8,116
City Fees (plat, permits & inspections)		$245,670	$233,830	$479,500	$2,960
Civil Engineering		$92,222	$87,778	$180,000	$1,111
Architect/Drafting Fees		$51,235	$48,765	$100,000	$617
Land Option Fees		$804,091	$-	$804,091	$4,964
Ancillary Soft Costs [2]		$120,914	$115,086	$236,000	$1,457
Soft Cost Contingency	5.0%	$212,817	$102,350	$315,168	$1,945
Total Soft Costs		$5,273,256	$2,149,358	$7,422,614	$45,819

Total Development Costs		$21,808,701	$12,803,313	$34,612,014	$213,654
Number of Lots		83	79	162

1: Lot Improvement category includes: Domestic Water Supply and Sewer Systems; Storm Water Pollution Prevention Plan (SWPPP); Earthwork, Grading and Paving; Storm Drainage; Concrete Improvements (i.e. sidewalks, curb and gutters, valley gutters, and collars); Street Striping and Signage; Subdivision Landscaping and Components (i.e. monuments and signage, gravity and pressurized irrigation, fencing. electrical/lighting and mailbox stations); and Neighborhood Amenities (i.e. common area improvements, picnic and sport activity areas)

2: Ancillary Soft Costs category includes: Appraisal Fee, Title, Escrow & Closing Fees; Property Taxes; Insurances and Performance Bonds; Architect and Drafting Fees; Traffic Impact Study; Legal and Organizational Fees; Homeowner Association Setup and Deficit Funding; Material Testing & Reports; Bank and Accounting Fees; Temporary Utilities; and Land Maintenance (i.e. weed control, street sweeping and nuisance-issue mitigation).

Proposed Sagemont Subdivision Estimated Net Revenue per Lot

Unit Type:	Lot		Project Total
Number of Units:	61		61

Average Sales Price/Unit	$279,753		$17,064,933
Less Sales Cost/Unit	$20,981	$
Net Sales Revenue/Unit	$258,772		$15,785,092

Average Land Cost/Unit	$43,210
Average Site Cost/Unit*	$147,421		$8,992,681
Total Average Development Cost/Unit*	$190,631		$11,628,491

Net Profit/Unit	$68,141		$4,156,601

*: Does not include loan-related soft costs

Proposed Sagemont Subdivision Estimated Vertical Costs and Net Revenue per Residential Unit Summary

Unit Type:	Townhomes	Single-family	Project Total
Sq Ft per Unit:	1,750	2,366
Number of Units:	36	65	101

Sales Price / Unit	$525,000	$850,000	$74,150,000
Sales Price / SF	$300	$359	$342
Less Sales Cost / Unit	$39,375	$63,750	$5,561,250
Less Sales Cost / SF	$23	$27	$26
Net Sales Revenue / Unit	$485,625	$786,250	$68,588,750
Net Sales Revenue / SF	$278	$332	$316

Vertical Construction Costs	$211,575	$331,240	$29,147,300
Builder Fee	$31,736	$49,686	$4,372,095
Total Hard Costs:	$243,311	$380,926	$33,519,395

Staging-Model Unit	$175	$237	$21,679
Temp Utilities	$175	$237	$21,679
Water Meter	$350	$473	$43,358
Building Permits	$9,000	$10,500	$1,006,500
Utility Connection & Impact Fees	$11,000	$11,000	$1,111,000
Developer Fee	$5,399	$8,247	$730,381
Plan & Design Fees	$525	$710	$65,037
Total Soft Costs:	$26,624	$31,403	$2,999,634

Total Vertical Costs	$269,935	$412,329	$36,519,029

Net Profit / Unit	$215,690	$373,921	$32,069,721
Net Profit / SF	$123	$158	$148

Proposed Sagemont Subdivision Estimated Net Revenue by Vertical Construction Phase

	Phase 1		Phase 2		Phase 3		Phase 4
	Single-Family	Phase 1 Total	Single-Family	Phase 2 Total	Single-Family	Phase 3 Total	Townhomes	Single-Family	Phase 4 Total
Square Feet (SF)/Unit:	2,366	49,686	2,366	49,686	2,366	47,320	1,750	2,366	70,098
	21		21		20		36	3	39

Sales Price/Unit	$850,000	$17,850,000	$850,000	$17,850,000	$850,000	$17,000,000	$525,000	$850,000	$21,450,000
Sales Price/SF	$359	$359	$359	$359	$359	$359	$300	$359	$306
Less Sales Cost/Unit	$63,750	$1,338,750	$63,750	$1,338,750	$63,750	$1,275,000	$39,375	$63,750	$1,608,750
Less Sales Cost/SF	$27	$27	$27	$27	$27	$27	$23	$27	$23
Net Sales Revenue/Unit	$786,250	$16,511,250	$786,250	$16,511,250	$786,250	$15,725,000	$485,625	$786,250	$19,841,250
Net Sales Revenue/SF	$2,189	$45,960	$2,189	$45,960	$2,189	$43,771	$1,619	$2,189	$64,841

Net Sales Revenue	$16,511,250		$16,511,250		$15,725,000		$17,482,500	$2,358,750

Vertical Construction Costs	$331,240	$6,956,040	$331,240	$6,956,040	$331,240	$6,624,800	$211,575	$331,240	$8,610,420
Builder Fee	$49,686	$1,043,406	$49,686	$1,043,406	$49,686	$993,720	$31,736	$49,686	$1,291,563
Hard Costs Sub-Total	$380,926	$7,999,446	$380,926	$7,999,446	$380,926	$7,618,520	$243,311	$380,926	$9,901,983
Staging-Model Unit	$237	$4,969	$237	$4,969	$237	$4,732	$175	$237	$7,010
Temp Utilities	$237	$4,969	$237	$4,969	$237	$4,732	$175	$237	$7,010
Water Meter	$473	$9,937	$473	$9,937	$473	$9,464	$350	$473	$14,020
Building Permits	$10,500	$220,500	$10,500	$220,500	$10,500	$210,000	$9,000	$10,500	$355,500
Utility Connection & Impact Fees	$11,000	$231,000	$11,000	$231,000	$11,000	$220,000	$11,000	$11,000	$429,000
Developer Fee	$8,247	$173,178	$8,247	$173,178	$8,247	$164,932	$5,399	$8,247	$219,093
Plan & Design Fees	$710	$14,906	$710	$14,906	$710	$14,196	$525	$710	$21,029
Soft Costs Sub-Total	$31,403	$659,458	$31,403	$659,458	$31,403	$628,056	$26,624	$31,403	$1,052,661
Total Vertical Costs	$412,329	$8,658,904	$412,329	$8,658,904	$412,329	$8,246,576	$269,935	$412,329	$10,954,644
Total Vertical Costs Phase	$8,658,904		$8,658,904		$8,246,576		$9,717,658	$1,236,986

Net Revenue/Unit	$373,921	$7,852,346	$373,921	$7,852,346	$373,921	$7,478,424	$215,690	$373,921	$8,886,606
Net Revenue/SF	$158	$158	$158	$158	$158	$158	$123	$158	$127
Net Revenue	$7,852,346		$7,852,346		$7,478,424		$7,764,842	$1,121,764

Management Fees

Assuming the Company raises the maximum offering amount for the VestFundr, LLC Series Sagemont Subdivision, the Company anticipates that the yearly Asset Management Fee earned and paid to VestFundr Management LLC, will be approximately one hundred thousand U.S. dollars ($100,000) per annum and equates to approximately two percent (2%) of the Series’ initial capital investment into the Sagemont Subdivision on an annual basis. This amount is expected to be paid from cash generated from Sagemont Subdivision residential unit sales and is due and owing to the Manager on an annualized basis every fiscal quarter, if sufficient liquid funds are available. Asset Management Fees due and owing to the Manager yet not paid by the Company to the Manager shall accrue in an account for the benefit of the Manager designated as the Deferred Asset Management Fees for future disbursement to the Manager, in such amounts and at times in the sole discretion of the Manager.

AFFILIATES

The following entities are affiliated with the Company, and are either managed or controlled by the Manager of the Company or a member, Director, Officer or employee of the Manager (“Affiliates”):

VestFundr Management, LLC, is the Manager of the Company and is fifty percent (50%) owned by Ronald Walsh and fifty percent (50%) owned by Robert Croak. Ronald Walsh is designated as the Managing Member of VestFundr Management, LLC.

CONFLICTS OF INTEREST

The following transactions may result in a conflict between the interests of an Investor and those of the Manager, member of Manager, Affiliates, or other members:

VestFundr Management, LLC, as Manager of the Company and any Company Series, will receive compensation for its services pursuant to the “Manager Fee Schedule” provided below and may be paid a greater amount than the fees listed. The potential conflict is mitigated by limiting any such greater amounts to what is reasonable and not in excess of the customary management fees which would be paid to an independent third party in connection with the development and management of similar real estate projects and any further potential conflict is mitigated by the terms of the LLC operating agreement.

The Walsh Group, LLC is an entity possessing experience identifying real property suitable for commercial or residential development and the processes of obtaining the necessary entitlements for commercial or residential development. Ronald Walsh is a minority owner with an approximate forty-nine percent (49%) equity ownership interest in the firm and is not a managing member thereof. The firm is majority and fifty-one percent (51%) owned by the Managing Member, Nicholas Walsh. The Walsh Group is an entity anticipated to participate in the identification, analysis and potential purchase of property parcels suitable to the Company’s business objectives prior to transferring title of the parcel(s) to the Company or associated project participants for subsequent development or construction activities. The potential conflict is mitigated by limiting any professional service fees or compensation in excess of the purchase price to what is commercially reasonable and not in excess of the customary finder’s fees or commission which would be paid to an independent third party in connection with the professional services provided or the acquisition of a parcel(s) or property suitable for the business objectives of the Company.

Cedar and Sage Companies, LLC is a real estate development company and general contractor based in Eagle, Idaho with operations in the states of Idaho, Washington and Montana and is expected to be the sole owner of VestFundr, LLC Series Sagemont Subdivision Class B membership interests (Class B Units). Ronald Walsh is a minority owner with an approximate eleven percent (11%) equity ownership interest in the firm and also identified as the Acquisitions Manager for the firm. Cedar and Sage Companies, LLC, as the contractor that may perform the site development and construction services or the construction oversight for the improvement of Company Series real estate assets on behalf of the Manager will be compensated for its services via an agreement with either a Company Series or the Manager. The potential conflict is mitigated by limiting the fees Cedar and Sage Companies, LLC receives to industry-standard, market rates for those services as if it was an unaffiliated third party conducting similar work. Ronald Walsh is compensated as a member of Cedar and Sage Companies LLC and will not receive any additional compensation or fees from Cedar and Sage Companies, LLC for activities related to VestFundr, LLC Series Sagemont Subdivision.

Silvercreek Realty Group, is an Idaho-based real estate brokerage with multiple offices and agents located throughout the grater Idaho area and includes Marla Walsh, spouse of Ronald Walsh, as a licensed agent with the firm. Silvercreek Realty Group may assist the Company with licensed real estate agent services during real property acquisition and disposition activity and is expected to receive compensation for its efforts in assisting the Company executing real property transactions. The potential conflict is mitigated by limiting the compensation Silvercreek Realty, LLC and its participating agents receive to what is commercially reasonable and not in excess of the customary commissions and fees which would be paid to an independent third party for providing comparable real estate brokerage services.

Some or all of the Company’s Series may acquire their properties from the Manager or from an affiliate of the Manager. Prior to a sale to a Series, the Manager may acquire a property, repair, or improve the property. The Manager will then resell the property to a Series at a value determined by the Manager or affiliate of the Manager which may reflect a premium over the Manager’s investment in the property. Accordingly, because the Manager will be an interested party with respect to a sale of a property that it owns to a Series, the Manager’s interests in such a sale may not be aligned with the interests of the Series or its investors. There can be no assurance that a property purchase price that a Series will pay to the Manager or affiliate will be comparable to that which a series might pay to an unaffiliated third-party seller.

The terms of the Company’s Operating Agreement (including the Manager’s rights and obligations and the compensation payable to the Manager and its affiliates) were not negotiated at arm’s length.

Pursuant to the Operating Agreement, the resolution of any conflict of interest by the Manager shall be conclusively deemed to be fair and reasonable to the Company, any Company Series and the Members thereof and not a breach of any duty at law, in equity or otherwise.

FIDUCIARY RESPONSIBILITY OF THE MANAGER

A manager of a Delaware series limited liability company may be accountable to the Company and a Company Series as a fiduciary and consequently must exercise good faith, fair dealing and integrity in handling the Company’s affairs. The Operating Agreement specifies to the extent that, at law or in equity, the Manager or any other indemnitee would have duties (including fiduciary duties) to the Company, to any Member, to any Person who acquires an interest in the Company or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are waived and eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth within the Operating Agreement. This is a rapidly developing and changing area of the law and potential Investors who have questions concerning the duties of the Manager relative to the Company, a Company Series and its Members should consult with their legal counsel.

Exculpation. The Manager may not be liable to the Company, a Company Series or its Members for errors in judgment or other acts or omissions not amounting to fraud, bad faith or willful misconduct, since provision has been made in the Company’s Operating Agreement for exculpation of the Manager when the Manager reasonably believed to be acting in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. Similarly, the Manager is not liable for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged or retained with reasonable care. Therefore, Investors have a more limited right of action available to them than they would absent the limitation specified in the Operating Agreement. Further, disputes regarding the operation of the Company shall be subject to mediation and if necessary, thereafter binding arbitration as set forth in the Operating Agreement.

Indemnification. The Operating Agreement provides for indemnification of the Manager by the Company for liabilities it incurs in dealings with other Members or third parties on behalf of the Company so long as the Manager or such other Persons reasonably believed to be acting in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. The Manager and its members, officers, directors, employees and agents and the employees and agents of the Company shall be entitled to be indemnified and held harmless by the Company, at the expense of the Company, against any loss, expense, claim or liability (including reasonable attorneys’ fees, which shall be paid as incurred) resulting from the assertion of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, including claims or legal proceedings brought by a third-party or by Members, on their own behalf or as a Company derivative suit, so long as the party to be indemnified acted in good faith and in a manner which such party reasonably determined to be in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct; provided, that any such indemnity shall be paid solely from the assets of the Company or Company Series. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities Exchange Commission, such indemnification is contrary to the public policy and therefore unenforceable with respect to alleged securities law violations.

Pursuant to the Operating Agreement, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by the Operating Agreement, any other agreement contemplated hereby, under Delaware law or under any other applicable law or in equity. The Manager shall not have any duty (including any fiduciary duty) other than the duties of a good faith and fair dealing Member to the Company, or any other Member or Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are expressly waived to the fullest extend allowed by law.

DESCRIPTION OF PROPERTY

The Company does not currently own any business personal property or real property of any material significance. The Company does not currently lease any business personal property or real property.

The Company intends to begin building its real property asset portfolio by using the Proceeds of this Offering as soon as the funds are released from escrow when the gross Proceeds exceed the relevant Series Minimum Offering Amount, if any.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The Company’s first twelve (12) months plan of operations will entail directing approximately one hundred percent (100%) of the net proceeds received through this Offering to the Manager to begin corporate operations, starting as soon as the Minimum Investment Amount, if any, is reached. The Company will employ the funds it receives from this Offering in the manner described in the “Use of Proceeds” section above. Please refer to the “Use of Proceeds” and “Description of the Business” sections for a detailed discussion of how the Company intends to execute the Plan of Operations with respect to any identified Company Series.

BAD ACTOR DISCLOSURE

The Company, Manager and members of Manager are not subject to bad actor disqualifications under any relevant U.S. securities laws including those specified in 17 CFR 230.506(d).

BANKRUPTCY AND LEGAL PROCEEDINGS

No Bankruptcy, Investigations, or Criminal Proceedings

Neither the Company, Manager nor members of the Manager have been part of any bankruptcy proceedings, any proceedings whereby there was a material evaluation of the integrity or ability of the Manager’s members, any investigations regarding moral turpitude, nor any criminal proceedings or convictions (excluding traffic violations).

No Legal Proceedings Material to Company

The Company, Manager and members of Manager are not part of any legal proceedings which are material to the business or financial condition of the Company.

PRINCIPALS AND SIGNIFICANT PERSONNEL OF MANAGER

Name	Position/Title	Age	Term of Office	Approximate Hours per week
Ronald Walsh	Managing Principal	74	June 2025 – present	30
Robert Croak	Managing Principal	59	June 2025 – present	20

Business Experience of Manager Principals

Ronald Walsh, Managing Principal. Mr. Walsh serves as a Managing Principal of VestFundr Management LLC, the Company’s Manager and has forty-five (45) years of experience in Real Estate Development with various firms that includes property identification and acquisition, securing land entitlements for development and participating in the design, development, construction and disposition processes. Mr. Walsh began his real estate journey with Richard B. Smith in the Treasure Valley are of Idaho after attending Boise State University. Throughout his career, he has played a key role in the development of residential subdivisions, suburban office spaces, multi-family housing, and industrial facilities.

Between 1986 and 1992, Mr. Walsh oversaw the development of over six hundred thousand (600,000) square feet of multi-family residential units, commercial properties, high-bay flex buildings, and suburban office spaces in the greater Seattle, Washington area where he was managing every stage of the projects from site acquisition and design to construction management, leasing, and sales. From 2001 to 2024, Mr. Walsh led the acquisition, planning, and processes to secure the land entitlements that enabled the subsequent development of twenty-five (25) residential subdivisions in the Treasure Valley area of Idaho by multiple home builders. During that two (2) decade period, the contractors and home builders in those various Treasure Valley subdivisions delivered single-family residences on a total of approximately two thousand four hundred (2,400) individual lots.

Since 2010, Mr. Walsh has focused his professional efforts on site acquisition, development, and securing land entitlements for senior living communities and projects located in Texas, Arizona, Idaho, Washington and Montana, as well as an age-restricted single-family subdivision in southwestern Idaho. As a specialist in identifying and acquiring desirable land and then obtaining land entitlements for development projects, his extensive expertise in project management, sales, and strategic planning continues to shape thriving communities across multiple markets currently and into the foreseeable future.

Robert Croak, Managing Principal. Mr. Croak serves as a Managing Principal of VestFundr Management LLC, the Company’s Manager and is a highly recognized entrepreneur, consultant and podcaster that continues to be an active investor in real estate, consumer product brands, technology companies, and blockchain. Mr. Croak’s journey started out with his lower-class upbringing in the Eastside of Toledo, Ohio and at the young age of twenty-two (22) years made his first full-time jump into owning his own business through the purchase of the family bar and restaurant “Frankie’s” following the demise of his grandfather, Frankie Andriaccio. Throughout the years, Mr. Croak continued to open more bars and restaurants, and his passion for the business and the “business of business” only grew.

With a wild entrepreneur instinct, Mr. Croak forged ahead with the design and manufacturing of an unknown and unexpected “silly silicone bracelet” called Sillybandz and catapulted his little Toledo, Ohio company into the limelight and went from twelve (12) employees to over three hundred (300) in a matter of months. Sillybandz partnered with the Kardashians, Justin Bieber, Hello Kitty, Barbie, Spongebob Squarepants, and Angry Birds for exclusively licensed bracelets generating unpurchaseable product exposure, over two hundred million dollars ($200,000,000) in sales of Sillybandz and priceless personal and professional experiences. Mr. Croak has continued inventing, investing, and launching many new products and brands utilizing his accomplished reputation as a master brand-builder and infrastructure for product development.

Mr. Croak has developed many new products, and has also further diversified into real estate, technology, and fast casual pizza enterprises. With no plans on retiring, Mr. Croak instead continually creates and consults with other budding entrepreneurs and brands, excitedly continues building his “Money Mindset” financial literacy community and co-hosts the wildly successful and Spotify chart topping podcast “Rich Habits” that he co-hosts with Austin Hankwitz. Mr. Croak strives to provide easy-to-digest episodes to help people take their business, finances, and investing knowledge and abilities to their next level.

Nature of Family Relationship

There are no familial relationships between members or persons within the Company or between members or persons within the Manager.

COMPENSATION OF MANAGER AND AFFILIATES

The Manager’s members, Directors, Officers or employees will not receive salaries or compensation from the Offering Proceeds within their roles as Manager of the Company.

The Manager entity will receive fees for the operation of the Company, as described below. The members, Directors, Officers and employees of the Manager will be compensated directly by the Manager entity. Any Affiliate performing services for the benefit of the Company or a Company Series will then be compensated by the Company or Company Series.

Manager Fee Schedule

Manager Fee Schedule – Obligatory Fees

Asset Management Fee – The Asset Management Fee is a fee paid to the Manager by the Company or any Company Series for the management of and administration efforts associated with all Company and Series assets. The Manager shall be entitled to receive a fee not to exceed two percent (2.0%) of the aggregate amount of the total book value of the Company’s and all Company Series’ assets, annualized and paid quarterly at the sole discretion of the Manager.

Manager Fee Schedule – Discretionary Fees

Credit Facility Guarantee Fee – The Credit Facility Guarantee Fee is a fee paid to the Manager by Company or any Company Series for securing funds for the Company or any Company Series use by submitting personal guarantees on behalf of the Company or any Company Series. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, in an amount not to exceed two percent (2%) of the Company’s or Series’ total credit facilities or capacity that is personally guaranteed by either the Manager, any principal(s) or member(s) of the Manager or Affiliate. The Credit Facility Guarantee Fee will be payable to Manager in arrears at a rate of one-half of one percent (0.50%) of the prorated total balance of the Company or all Series credit facilities or capacity that are personally guaranteed by the Manager, the Manager’s principal(s) or member(s) or Affiliate on the first day of that fiscal quarter.

Loan Service Fee – The Loan Service Fee is a fee paid to the Manager by the Company or any Company Series for the management and administration of a Company or Company Series asset that is an instrument in the form of secured indebtedness such as a mortgage and deed of trust. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to one-half of one percent (0.5%) of the total unpaid principal balance of any loan obligation(s) or indebtedness underwritten and serviced by the Company or a Company Series per annum. The Loan Servicing Fee shall be calculated, prorated, and paid by the Company or the Series to the Manager at the end of each fiscal quarter while the relevant indebtedness is unpaid and outstanding.

Manager Share of Company Series Net Distributable Proceeds

The Preferred Allocations and Distributions from the Net Distributable Proceeds to the members of any particular Company Series shall be defined in an Exhibit “1” made part of the relevant Series Designation. Prior to the return of all capital contributions made by the members, the Manager, as the Class C Member, may be entitled to receive a fixed percentage of the net distributable proceeds generated by the operations of any Company Series and disbursed to the members and designated as a return of the member’s invested capital (the “Incentive Allocation”). The Incentive Allocation, if applicable, shall be identified in the relevant Series Designation and more particularly described in the Exhibit “1” of the relevant Series Designation. After (i) the payment of any Preferred Returns to Company Series members and (ii) the return of all capital contributions made by Company Series members and their respective unrecovered capital contribution account balances are zero, the Class C Member is entitled to receive a fixed percentage of the Net Distributable Proceeds of the Company Series for the remaining operating life of the Company Series as specified in the relevant Series Designation.

Manager Expense Reimbursement

The Manager shall be reimbursed by the Company and any Company Series for the costs and resources expensed in the formation and organization of the Company and any Company Series and the preparation and execution of this Offering and related tasks. The Manager shall receive one hundred twenty thousand U.S. dollars ($120,000) upon the successful raise and the Company’s receipt of aggregate Company Series offering proceeds in excess of one million U.S. dollars ($1,000,000).

The Manager shall be reimbursed by the Company and any Company Series for all operating expenses, fees, or costs incurred on behalf of the Company or a Company Series, including, without limitation, organizational expenses, legal fees, filing fees, accounting fees, costs of reporting to any governmental agencies, insurance premiums, travel, identification of real property, due diligence efforts, underwriting of assets for the Company, costs associated with evaluating any potential real estate-related investments, sales commissions and expenses such as real estate commissions, leasing agent fees, mortgage brokerage fees, costs associated with communication with Members, “broken deal” costs and fees, closing costs related to each real property or real estate-related investment vehicle, consulting fees related to the Company or any Company Series, and any other Company-related costs and expenses. The Manager may subcontract due diligence functions to third parties (e.g. appraisers, inspectors, subcontractors, real estate brokers, etc.) for the benefit of the Company or any Company Series and the costs of which will be Company or the relevant Company Series’ expenses.

Compensation to Affiliates

Manager will engage and utilize affiliates of the Company and Manager to perform various service on behalf of Company and any Company Series such as performing real property due diligence efforts, real property administration, oversight and management of real property development and the construction of improvements, and real property management and maintenance. Any affiliate utilized by the Manager will be compensated by the Company for any activity performed for the benefit of the Company or any Company Series based upon then current market rates for any of the services rendered to the Company or Company Series by the affiliate. The affiliate will also be reimbursed by the Company or Company Series for the reasonable expenses incurred by the affiliate while performing services for the benefit of the Company or any Company Series.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table contains certain information as of the Effective Date as to the number of voting Units beneficially owned by (i) each person or entity known by the Company to own beneficially more than ten percent (10%) of the Company’s or any Company Series Units, (ii) each person or entity who is a Manager of the Company, (iii) all persons as a group who are Managers and/or Officers of the Company, and as to the percentage of the outstanding Company or Company Series Units held by them on such dates and as adjusted to give effect to this Offering.

As of the date of this Offering there are no option agreements or any other instruments in place providing for the purchase of any Company Series’ Class A Units or Class B Units.

VestFundr, LLC in Aggregate

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B Units	Cedar and Sage Companies, LLC 1059 E Iron Eagle Dr. – Suite 175 Eagle, Idaho 83616	14,725 Units	-	100%
Class C Units	VestFundr Management, LLC 30 N Gould Street – Suite R Sheridan, WY 82801	41,000 Units	-	100%

*: Anticipated Number of Units based upon the VestFundr, LLC Series Sagemont Subdivision Series Designation and the subscription of the Minimum Offering Amount for Class A Units in amount of $1,000,000 required to establish the VestFundr, LLC Series Sagemont Subdivision.

VestFundr, LLC Series Sagemont Subdivision

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B Units	Cedar and Sage Companies, LLC 1059 E Iron Eagle Dr. – Suite 175 Eagle, Idaho 83616	14,725 Units	-	100%
Class C Units	VestFundr Management, LLC 30 N Gould Street – Suite R Sheridan, WY 82801	40,000 Units	-	100%

*: Anticipated Number of Units based upon the VestFundr, LLC Series Sagemont Subdivision Series Designation and the subscription of the Minimum Offering Amount for Class A Units in amount of $1,000,000 required to establish the Company Series.

The Manager or an affiliate of the Manager may purchase any class of interests in any series of the Company on the same terms as offered to prospective purchasers and investors. No fees or commissions will be paid on any interests purchased by the Manager or its affiliates. Additionally, the Manager may acquire any class of interests in any Company Series in the event that a promissory note issued to the Manager or an affiliate in connection with the acquisition of any series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the Company Series promissory note may be converted into Company Series Interests under the same terms as in the applicable Company Series offering at the promissory note holder’s discretion.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has not had any related-party transactions within the previous two (2) fiscal years.

FEDERAL TAX TREATMENT

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company and any Company Series but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

Prospective Investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General Partnership Discussion

The federal income tax consequences to the investors of their investment in the Company and any Company Series will depend upon the classification of the Company and any Company Series as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company Series operations are allocated to the investors in the Company Series and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company Series to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company Series. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company Series, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company and any Company Series is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company and any Company Series thereunder as an association taxable as a corporation unless in the best interests of the Company or any individual Company Series to make the corporation election. Accordingly, the Manager expects that the Company and all individual Company Series will be classified as a partnership for federal income tax purposes until that partnership designation is revoked and Manager elects to have that specific Company Series classified as a corporation.

Publicly Traded Partnership Rules

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company or Company Series if such transfer would or could reasonably be expected to jeopardize the status of the Company or the Company Series as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company and all Company Series will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code, a Company’s or Company Series’ allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company and Company Series will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company or Company Series income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s or Company Series’ allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s or Company Series’ allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company or Company Series, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses

The ability of a Member to deduct the Member’s share of the Company’s or Company Series’ losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company or Company Series.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s or Company Series’ losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company or Company Series at the end of the Company’s or Company Series’ taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company or Company Series interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s or Company Series’ activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company or Company Series. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s or Company Series’ income and gains and decreased by their share of the Company’s or Company Series’ losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company or Company Series, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company or Company Series. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company or Company Series is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

Passive Loss Limitation. To the extent that the Company or Company Series is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of three thousand dollars ($3,000.00). A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company or Company Series as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company or Company Series losses, if any, to the extent of the tax basis of the Member’s Class A Units at the end of the Company or Company Series year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company or Company Series. Since individual Members will be required to include Company or Company Series income in their personal income without regard to whether there are distributions of Company or Company Series income, such investors will become liable for federal and state income taxes on Company or Company Series income even though they have received no cash distributions from the Company or Company Series with which to pay such taxes.

Tax Returns

Annually, the Company or Company Series will provide the Members sufficient information from the Company's or Company Series’ informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's or Company Series’ informational tax returns will be prepared by a tax professional selected by the Manager.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s or Company Series’ Class A Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company's or Company Series Class A Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;
2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
4.	The investment will not impair the liquidity of the trust, plan or IRA;
5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;
6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and,
7.	The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s or Company Series’ Class A Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

SECURITIES BEING OFFERED

The securities being offered are equity interests in a Company Series of VestFundr, LLC. The equity interests are in the form of Class A LLC membership interests represented by Class A Units.

Class A Units, as a Class of Company Series Members, will possess a fixed aggregate Percentage Interest in a particular Company Series as specified in the relevant Series Designation. Aggregate Percentage Interest equates to the fixed equity ownership of the Company Series.

Each Class A Unit in any Company Series is being offered at a unit price of one hundred U.S. dollars ($100.00) per Class A Unit. The Minimum Investment Amount in any Company Series is one thousand five hundred dollars ($1,500.00) or fifteen (15) Class A Units, unless otherwise specified in the relevant Series Designation, or increased or decreased by the Company Manager.

Company Series	Class A Unit Offering Price	Minimum Investment Amount	Minimum Investment Amount ($)	Preferred Return (per annum) 1	Aggregate Percentage Interest
Sagemont Subdivision	$100.00/Unit	15 Class A Units	$1,500/Class A Member	12%	26%

1: Accruable, non-compounding annual return on Class A Member Unrecovered Capital Contribution(s).

By purchasing Class A Units in a Company Series through this Offering, an Investor will become a Member of the Company within a Company Series and will be granted rights as stated below.*

*Please note that the following is a summary of the rights granted to an Investor and Member and the summary may not be exhaustive. For a complete description of all rights associated with Company Membership and Membership in a specific Company Series, please see Exhibit 3a for the “Limited Liability Company Operating Agreement of VestFundr, LLC,” and Exhibit 3c for the “Series Designation of VestFundr, LLC Series Sagemont Subdivision, a registered series of VestFundr, LLC.”

For purposes of this Section, all defined terms (as indicated by capital letters) shall have the same meaning as set forth in the Company’s Operating Agreement (Exhibit 3a) and relevant Series Designation included with Exhibit 3.

Right to Participate in Company Management

The business and affairs of the Company and any Series shall be managed, operated, and controlled by or under the exclusive direction of the Manager in accordance with Article V of the Operating Agreement. The Manager shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company and any Series to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval, or knowledge of any other Members. All investment and operational decisions of the Company are made by the Manager.

No Member, in its capacity as being a Member, is an agent of the Company or any Company Series solely by virtue of being a Member thereof and no Member shall possess any form of title or authority to (i) act for or on behalf of the Company or any Company Series; (ii) participate in the activity, operation or management of the business of the Company or any Company Series; or (iii) have the power to sign documents for or otherwise bind the Company or any Company Series.

Further, no Member shall possess the right to identify or represent themselves as an agent or affiliate of the Company or any Company Series without express written approval by the Manager which includes the explicit definition and limits of the Member’s limited authority sanctioned by the Manager. The authorization and limits of the agency defined within the written approval shall be determined and expressed in Manager’s sole discretion

Distribution Rights

Subject to Article VII and Article XI of the Operating Agreement, the Manager shall distribute Net Distributable Proceeds for any Company Series to the Members, in such amounts and at such times as determined by the Manager in its sole discretion, which distributions, if made, shall be in accordance with the Operating Agreement and the Preferred Allocation and Distributions specified within Exhibit “1” of the relevant Series Designation. Disbursement priority for Net Distributable Proceeds payable to Company Members shall also be specified within Exhibit “1” of the relevant Series Designation.

No Member has any right to demand and receive any distribution from the Company in any form other than money in the form of U.S. currency. No Member may be compelled to accept from the Company or any Company Series a distribution of any asset in kind.

With respect to the VestFundr, LLC Series Sagemont Subdivision, Class A Members shall possess the following distribution rights:

·	First, at all times when Members’ Capital Contributions accounts possess a positive balance, one hundred percent (100%) of Net Distributable Proceeds shall be disbursed to Members as a return of Capital Contributions. Class A Members shall receive on a pro rata basis of their Percentage Interest in Class A Interests, ninety percent (90%) of any Net Distributable Proceeds disbursed as a return of capital and the remaining ten percent (10%) of the Net Distributable Proceeds shall be disbursed to the Class B Members on a pro rata basis of their Percentage Interest in Class B Interests as a return of capital.
·	Second, after all Capital Contributions are returned to Members through Net Distributable Proceeds and the Members Unrecovered Capital Contribution account balances are zero, one hundred percent (100%) of Net Distributable Proceeds shall be disbursed to Class A Members on a pro rata basis of their Percentage Interest in Class A Interests to pay any accrued and outstanding Preferred Return(s) until each Member’s Preferred Return account balance is zero.
·	Lastly, after all (i) Member’s Capital Contributions are returned and their respective Unrecovered Capital Contribution account balances are zero, and (ii) Class A Members have received all accrued and outstanding Preferred Return(s) and each Class A Member’s Preferred Return account are zero, any further Net Distributable Proceeds for the remaining life of the Company, payable in amounts and at times that are at the sole discretion of Manager, shall be disbursed to the Members in accordance with their aggregate Percentage Interests.

Voting Rights

Each Class A Unit shall be entitled to one vote per Class A Unit (or such percentage vote equal to the applicable fraction of one (1) Unit) on all matters to be voted upon by the Members. For example, if a Class A Member owns forty (40) Class A Units and there are two thousand (2,000) Class A Units then outstanding, that Class A Member would be entitled to a vote equal to two percent (2.0%) of Class A Membership Interests in that Company Series. For further example, if a Class A Member owns forty (40) Class A Units and there are forty thousand (40,000) total Membership Units then outstanding, that Class A Member would be entitled to a vote equal to one tenth of one percent (0.1%) of all Membership Interests.

The affirmative vote of a Super Majority Vote consisting of no less than two thirds (2/3) of the total votes that may be cast by all Company Outstanding Interests, voting together as a single class, not including the Manager, is required remove the Manager “for cause” as defined in Section 10.4 of the Operating Agreement.

In the event the Manager is removed “for cause,” a plurality vote of all Outstanding Interests may appoint a Replacement Manager or the affirmative vote of a majority of all Outstanding Interests is required to approve the liquidation, dissolution and termination of the Company and each of the series in accordance with Article XI of the Operating Agreement after the Manager has been removed “for cause.”

In the event the Manager desires to amend any provision of the Operating Agreement or any Series Designation, other than as permitted by Section 12.1 of the Operating Agreement, the affirmative vote of the holders of not less than a majority of all Outstanding Interests voting together as a single class is required to (i) decrease the percentage of Outstanding Interests required to take any action; (ii) cause material adverse affects on the rights of all Members; (iii) modify Section 11.1(a) as it relates to the dissolution or termination of the Company or gives any Person the right to dissolve the Company; or, (iv) modifies the term of the Company.

With respect to amending Series Designations, no amendment to a Series Designation shall be made without the affirmative consent of the Members holding no less than a Super Majority Vote of the Outstanding Interests of a particular Company Series that materially adversely affects the rights of any of the holders of Interests of that particular Series or as compared to holders of Interests of other Series.

Class A Membership Interests or Class A Units have very limited voting rights and have waived his, her or the entity’s right to vote on any matter other than those explicitly identified within the Operating Agreement in which Members of the Company and any Series are entitled to vote. Please refer to the Operating Agreement provided as Exhibit 4a for a full definition and description of the voting rights associated with Class A Membership Interests. Please further refer to the Series Designation of VestFundr, LLC Series Sagemont Subdivision provided as Exhibit 4c for any supplementary specification regarding the voting rights associated with Class A Units in the Series Sagemont Subdivision.

Liquidation Rights

Upon dissolution and termination, proceeds from the liquidation of the assets of the Company or a Company Series and collection of all property, receivables, and Free Cash Flows of the Company or a Series, to the extent sufficient therefore, shall be applied and distributed in the following descending order of priority:

1.	Liabilities and expenses of each Series including Liquidator compensation (if applicable), Operating Expenses Reimbursement Obligations, Manager fees, conditional or contingent liabilities and any other liabilities for amounts due to Members not connected to distribution rights;
2.	The Class A Interest Holders on an equal per Interest basis until all Unrecovered Capital Contributions are returned; and,
3.	The holders of the other Classes of Interests on an equal per Interest basis until all their Unrecovered Capital Contributions are returned; and,
4.	The Members in accordance with the Preferred Allocation provided for in “Exhibit 1” of the relevant Series Designation.

This is the anticipated order of priority but changes to the anticipated order of priority may occur as a result of court order, administrative ruling, change in law, or agreement of the affected parties.

Preemptive rights

No Member shall possess any preemptive rights in connection with the issuance of additional Interests by the Company or any Company Series with the exception of (i) a Contributing Member participating in the Manager’s request for additional capital made in accordance with Section 3.3 of the Operating Agreement, or (ii) specification within a relevant Series Designation.

Withdrawal and Redemption Provisions

Withdrawal

No Class A Member may have the right to voluntarily or involuntarily withdraw, resign or otherwise disassociate from the Company, or receive a return of its Capital Contribution from the Company except on the prior written consent of the Manager, which may be withheld, conditioned or delayed in Manger’s sole discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless the Manager determines, after consultation with legal counsel acting for the company that such transfer will not, unless waived or modified by the Manager:

·	result in there being two thousand (2,000) or more beneficial owners (as such term is used under the Exchange Act) or five hundred (500) or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the company is otherwise an Exchange Act reporting Company;
·	cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;
·	adversely affect the Company or such Series, or subject the Company, the Series, the Manager or any of their respective affiliates to any additional regulatory or governmental requirements or cause the company to be disqualified as a limited liability company or subject the Company, any Series, the Manager or any of their respective affiliates to any tax to which it would not otherwise be subject;
·	require registration of the Company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or
·	violate or be inconsistent with any representation or warranty made by the transferring Member.

Redemption

Members do not possess the right to make any request to Company to redeem any outstanding Interests in the Company or any Company Series thereunder. Notwithstanding anything contained herein to the contrary, the Company’s ability to meet a redemption request is wholly contingent upon the sufficiency and availability of cash available for redemption and shall be subject to Manager’s sole and absolute discretion. Any transferring Member shall cease to be a Member of the company with respect to the Interests so transferred and any Members of a Series shall cease to be Members of such Series when such Series is liquidated in accordance with the Operating Agreement. Redemptions and Withdrawals from the Company or any Company Series are subject to the Operating Agreement provided as Exhibit 4a.

No Redemption provisions are provided to the Class A Units within the Sagemont Subdivision Series Designation provided as Exhibit 4c.

Mandatory Redemptions

If as a result of a Member Withdrawal, redemption or otherwise or issuance of additional Membership Units, the Company violates or will violate the ERISA Investor Restriction, the Company has the right, exercisable in its sole discretion, to cause the Company to redeem outstanding Units that are then held by ERISA Investors, on a pro rata basis, as is or may be necessary to ensure that the Company does not violate the ERISA Investor Restriction. In the event the Company determines to exercise its rights, the Company shall give each ERISA Investor immediate written notice of said determination, and in such writing shall advise each ERISA Investor of the number of Class A Units to be redeemed from said Investor, the effective date of such redemption and the Redemption Price to be paid to such Investor. Upon the effective date of such redemption, the Company shall tender to each ERISA Investor the Redemption Price applicable to said Investor as directed by said Investor. No Surrender Fee or Processing Fee shall be assessed on a redemption occurring pursuant to this Section.

No Sinking Fund Provisions

No sinking fund provisions are applicable to any Class A Interests unless otherwise specified within a Series Designation.

No sinking fund provisions are associated with the Class A Units within the Sagemont Subdivision Series Designation.

No Liability to further calls or to assessment by the Company

Class A Members shall not be obligated to contribute additional capital to the Company nor to any Company Series, unless otherwise specified in a Series Designation, though the Company Manager does possess the right to request additional capital contributions in accordance with Section 3.3 of the Operating Agreement. No Class A Member shall be permitted nor authorized to make any additional capital contribution without the prior approval of the Manager.

Liabilities of the Members under the Operating Agreement and State Law

Except as expressly set forth in the Operating Agreement or required by law, no Member shall be personally liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company or any Company Series.

Restrictions on alienability of the securities being offered – VestFundr, LLC Series Sagemont Subdivision

No Class A Member or Class B Member may voluntarily sell, exchange, transfer, assign, make a gift of, pledge, encumber, hypothecate or alienate (each a “transfer”) his, her or the entity’s Interest in the Company to any Person, and no transferee of a Member’s Interest may be admitted as a Member, unless a “Permitted Transfer” or with the prior express written consent of the Manager and such approval may withheld, conditioned or delayed in Manager’s sole and absolute discretion.

No Transfer or Withdrawal. No Class A Member or Class B Member, shareholder (direct or indirect) of a corporate Member, partner (whether general or limited) of a Member which is a partnership (general or limited), member of a Member which is a limited liability company or owner of all or any portion of any other entity which is a Member or which has a beneficial interest, either direct or indirect, in a Member, may sell, assign, transfer, give, hypothecate or otherwise encumber (any such sale, assignment, transfer, gift, hypothecation or encumbrance being hereinafter referred to as a “Transfer”), directly or indirectly, or by operation of law or otherwise, any interest in the Company or in such corporation, partnership or other entity (each an “Intermediary”), except as hereinafter set forth in the Series Designation or otherwise with the prior express written consent of the Manager. Any Transfer of any interest in the Company or an Intermediary in contravention of the Series Designation shall be null and void ab initio. No Member, without the prior written consent provided in the sole discretion of the Manager, shall retire or withdraw from the Company, except as a result of such Member’s (i) involuntary withdrawal through death, disability, insanity, incompetency, the final adjudication of such Member as Bankrupt, (ii) the permitted Transfer of any Member’s Interests in accordance with Article IV of the Operating Agreement, or (iii) the Permitted Transfer of the Member’s Interests.

“Permitted Transfer.” Any Class A Member may, from time to time and in its sole discretion, Transfer its Interest, in whole or in part, to (i) such Member’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”), (ii) a trust under which the distribution of Units may be made only to such Member and/or any Family Member of such Member, (iii) a charitable remainder trust, the income from which will be paid to such Member during his or her life, and (iv) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only such Member and/or Family Members of such Member (a “Permitted Transfer” with any (i)-(iv) Person being a “Permitted Transferee”). Members agree that any Permitted Transfer provided for above shall terminate all rights and interests of the Permitted Transferee in the Company and Company Series, other than the right to the transferee’s share of the Company Series’ distributions and allocations, including such Permitted Transferee’s right, if any, to vote and participate in the management of the Company or Company Series, except those rights, if any, that cannot be waived by an assignee of an economic interest in the Company or Company Series pursuant to the Act. All Permitted Transfers requested by any Member shall be at the expense of the transferring Member in accordance with Section 4.2(h) of the Operating Agreement.

Involuntary Transfer or Succession by Operation of Law. In the event of the death or incapacity of an individual Member or any divorce decree, separation agreement, settlement, judgment or equivalent instrument transferring the Interest of an individual Member or in the event of the involuntary merger, consolidation, dissolution or liquidation of any Member not an individual, all of such Member’s rights hereunder, including such Member’s Interest, shall, subject to the remaining provisions of the Agreement, pass to such Member’s personal representative, heir, distribute or transferee, in the case of an individual Member, or to such Member’s legal successor, in the case of any Member not an individual (all being a “Successor Transferee”). Upon and contemporaneously with any such transfer of a Member’s Interest by operation of law, the Company shall purchase from the transferee of such Interest, and the Successor Transferee shall sell to the Company for a purchase price of One U.S. dollar ($1.00) for each Unit of the Interest transferred, all rights and interests of the Successor Transferee in the Company, other than the right to the Successor Transferee’s share of the Company’s distributions and allocations, including such Successor Transferee’s right, if any, to vote and participate in the management of the Company or Company Series, except those rights, if any, that cannot be waived by an assignee of an economic interest in the Company or Company Series pursuant to the Act.

Provision discriminating against any existing or prospective holder of Class A Interests as a result of such Member owning a substantial amount of Class A Interests

Provisions in the Operating Agreement discriminating against any existing or prospective holder of Class A Units as a result of such Member owning a substantial amount of Class A Units include ownership limitations related to REIT qualification.

An Aggregate Ownership Limit may be established for all investors and Members, other than the Manager, of the aggregate Outstanding Interests of the Company or any Company Series. The Aggregate Ownership Limit may be (i) modified for a specified Member through the establishment of an Excepted Holder Limit pursuant to Section 4.5(d) of the Operating Agreement, or (ii) waived in writing by the Manager, both determined in the Manager’s sole discretion. The Aggregate Ownership Limit includes the Beneficial Ownership or Constructively Ownership of Interests.

Company remedies for exceeding the Aggregate Ownership Limits and thereafter possessing Excessive Holdings include allowing for the Manager to take action as it deems advisable to refuse to give effect to or to prevent such as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, (a) causing the Company to redeem Interests, (b) refusing to give effect to such Transfer on the books or Register of the Company, (c) instituting proceedings to enjoin such Transfer or other event, or (d) deposit the Interests at issue in the proposed Transfer into the Charitable Trust Account until the Member has, in the sole determination of the Manager, adequately remediated the breach of Article IV of the Operating Agreement.

Any rights of Members that may be modified otherwise than by a vote of a majority or more of the then Units outstanding, voting as a class.

No amendments to the Company’s Operating Agreement or Series Designation that materially adversely affects the rights of all of the Members may be made otherwise than by the affirmative consent of Members holding no less than a majority of all Outstanding Interests in either the Company or the Company Series, respectively.

PART F/S

Independent Auditor’s Report

To the Member of

VestFundr, LLC

Opinion

We have audited the accompanying financial statements of VestFundr, LLC (the “Company”), which comprise the balance sheet as of December 31, 2025, and the related statements of operations, changes in shareholder’s deficit, and cash flow for the period from August 13, 2025 (inception) to December 31, 2025 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the related statements of operations, changes in shareholder's deficit, and cash flow for the period from August 13, 2025 (inception) to December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Coral Springs, Florida

March 6, 2026

VestFundr, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2025

ASSETS
CURRENT ASSETS		$ -

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
DUE TO RELATED PARTIES	78,021
TOTAL CURRENT LIABILITIES		78,021

TOTAL LIABILITIES		78,021

MEMBERS’ EQUITY
MEMBERS’ CONTRIBUTIONS	-
ACCUMULATED EARNINGS (DEFICIT)	(78,021)
TOTAL MEMBERS’ EQUITY		(78,021)

TOTAL LIABILITIES AND EQUITY		$ -

The accompanying notes are an integral part of this financial statement.

VestFundr, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 13, 2025 TO DECEMBER 31, 2025
REVENUES	$ -

OPERATING EXPENSES
BRANDED APPAREL	1,000
PRINTING	$110
RENT	1,800
SOCIAL MEDIA SETUP	1,500
STATE FILING FEES	487
WEBSITE DESIGN	2,000
OFFERING COSTS	71,124
TOTAL OPERATING EXPENSES	78,021

LOSS FROM OPERATIONS	(78,021)
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(78,021)
INCOME TAXES	-
NET LOSS	($78,021)

The accompanying notes are an integral part of this financial statement.

VestFundr, LLC

STATEMENT OF CHANGES IN MEMBERS” EQUITY (DEFICIT)

FOR THE PERIOD FROM AUGUST 13, 2025 TO DECEMBER 31, 2025	MEMBER CONTRIBUTIONS	ACCUMULATED EARNINGS (DEFICIT)	MEMBERS’ TOTAL EQUITY (DEFICIT)
BALANCE, AUGUST 13, 2025	-	-	-

NET LOSS FOR THE PERIOD	-	(78,021)	(78,021)

BALANCE, DECEMBER 31, 2025	-	($78,021)	($78,021)

The accompanying notes are an integral part of this financial statement.

VestFundr, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 13, 2025 TO DECEMBER 31, 2025

NET LOSS	$(78,021)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATIONS:	-
NET CASH USED IN OPERATING ACTIVITIES	($78,021)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
PROCEEDS FROM RELATED PARTIES	78,021
NET CASH PROVIDED BY FINANCING ACTIVITIES	$78,021

NET INCREASE (DECREASE) IN CASH	-

CASH - BEGINNING OF PERIOD	-
CASH - END OF PERIOD	-

The accompanying notes are an integral part of this financial statement.

VestFundr, LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

VestFundr, LLC (the “Company”) was organized as a Delaware series limited liability company on August 13, 2025, under the name PropFundr, LLC and subsequently amended its name to VestFundr, LLC on October 12, 2025.

The Company was formed to establish and operate multiple registered series (each, a “Series”) through which investors may participate in real estate investment opportunities in the United States. Each Series is expected to be organized for the purpose of acquiring, developing, holding, managing, and disposing of designated real estate assets. The Company will provide administrative, management, and platform-level services to each Series.

Under the Delaware Limited Liability Company Act, each Series may have separate rights, powers, duties, assets, liabilities, and members. The debts, liabilities, obligations, and expenses incurred with respect to a particular Series are enforceable only against the assets of that Series and not against the assets of the Company generally or any other Series.

As of December 31, 2025, no Series had commenced operations or incurred any financial activity. Accordingly, the accompanying financial statements reflect only the accounts and operations of VestFundr, LLC.

The Company intends to file an offering statement on Form 1-A with the U.S. Securities and Exchange Commission pursuant to Regulation A to offer Class A LLC Membership Interests in one or more designated Series. The Company intends to raise up to $75,000,000 through such offerings at an initial offering price of $100 per Class A Unit. The anticipated minimum investment amount for investors in any Series offering is expected to be $1,500.

As of December 31, 2025, the Company had not commenced revenue-generating operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and applicable Accounting Standards Updates (“ASUs”). The financial statements are presented in U.S. dollars.

The financial statements include the accounts of the Company from its date of organization, August 13, 2025, through December 31, 2025.

Accrual Basis of Accounting

The Company maintains its accounting records on the accrual basis of accounting, whereby revenues are recognized when earned, and expenses are recognized when incurred.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Organizational Costs and Offering Costs

Organizational costs consist primarily of legal, accounting, and other costs incurred in connection with the formation of the Company and preparing for a capital raise. Such costs are expensed as incurred.

Income Taxes

The Company is treated as a disregarded entity for federal and applicable state income tax purposes. Accordingly, the Company is not subject to federal or state income taxes, and the Company’s taxable income or loss is included in the tax returns of its sole member. Therefore, no provision for income taxes has been recorded in the accompanying financial statements.

Management has evaluated the Company’s tax positions and determined that there are no uncertain tax positions requiring recognition or disclosure as of December 31, 2025.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including accounts payable and related party liabilities, approximate fair value due to the short-term nature of these instruments. The Company does not have any financial instruments measured at fair value on a recurring or nonrecurring basis as of December 31, 2025.

Recent Accounting Pronouncements

Management has recently evaluated the issued accounting standards and determined that none are expected to have a material impact on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As of December 31, 2025, the Company had not commenced revenue-generating operations and had incurred expenses related to its formation and offering activities. The Company’s continued operations are dependent upon its ability to successfully complete its planned Regulation A offering and raise sufficient capital to implement its business plan.

The founders have funded organizational and offering costs to date and have indicated their intent and ability to provide financial support as necessary to meet the Company’s obligations. Based on this support and management’s capital-raising plans, management believes the Company will have sufficient liquidity to meet its obligations within one year from the date the financial statements are issued.

Accordingly, management has concluded that substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

As of December 31, 2025, the Company was not a party to any material legal proceedings and was not aware of any pending or threatened claims requiring recognition or disclosure in the accompanying financial statements.

The Company had not entered into any material contractual commitments or obligations as of December 31, 2025.

NOTE 5 – MEMBER’S CAPITAL

VestFundr, LLC is a Delaware series limited liability company. As of December 31, 2025, the sole member of the Company is VestFundr Management, LLC.

The rights and obligations of the sole member are governed by the Company’s Operating Agreement.

The Company has not issued any membership interests to public investors as of December 31, 2025. Future issuances of Class A LLC Membership Interests are expected to occur at the individual Series level in connection with planned Regulation A offerings.

Net profits and losses of the Company are allocated to the sole member in accordance with the Operating Agreement. Distributions, if any, are made at the discretion of the Manager. No distributions were made during the period ended December 31, 2025.

NOTE 6 – RELATED PARTY TRANSACTIONS

The founders of the Company have paid certain organizational and offering costs on behalf of the Company. Amounts advanced by the founders are recorded as 'Due to Related Parties' within liabilities in the accompanying balance sheet until reimbursed or otherwise settled.

Upon the successful completion of a Series offering, the Company expects to reimburse the founders for offering costs previously advanced, which is non-interest-bearing.

VestFundr Management, LLC is the sole member and Manager of the Company.

In connection with planned operations, the Company expects to receive an asset management fee from each Series equal to 2% annually of the aggregate investor capital contributed and outstanding in the applicable Series, as defined in the respective Series operating agreements.

As of December 31, 2025, no Series had commenced operations, no investor funds had been raised, and no asset management fees had been earned.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 6, 2026, the date the financial statements were issued. No other events have occurred that would require recognition or disclosure in the accompanying financial statements.

EXHIBIT INDEX

Exhibit 2a: Certificate of Formation – VestFundr, LLC*

Exhibit 2b: Certificate of Registered Series of Limited Liability Company – VestFundr, LLC Series Sagemont Subdivision*

Exhibit 3a: Limited Liability Company Operating Agreement for VestFundr, LLC*

Exhibit 3b: Form of Series Designation*

Exhibit 3c: VestFundr, LLC Series Sagemont Subdivision Series Designation*

Exhibit 4a: Form of Subscription Agreement*

Exhibit 4b: Subscription Agreement - VestFundr, LLC Series Sagemont Subdivision*

Exhibit 8: Form of Escrow Agreement*

Exhibit 11: Consent of Independent Auditor

Exhibit 12: Attorney Letter Certifying Legality*

Exhibit 13: Testing the Waters Materials*

*: Incorporated by reference as exhibits were filed on EDGAR through Form 1-A Offering statement for VestFundr, LLC dated March 20, 2026.

Signature Page

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Petersburg, Florida on April 27, 2026.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

VestFundr, LLC

8 The Green, Suite A

Dover, Delaware 19901

By: VestFundr Management, LLC

 /s/ Ronald Walsh

Name: Ronald Walsh

Title: Managing Principal

Date: April 27, 2026

Location signed: St. Petersburg, Florida

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

 /s/ Ronald Walsh

Ronald Walsh

Managing Principal of the Company Manager and acting as the principal accounting officer

Date: April 27, 2026

Location Signed: St. Petersburg, Florida

 /s/ Robert Croak

Robert Croak

Managing Principal of the Company Manager

Date: April 27, 2026

Location Signed: St. Petersburg, Florida